UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Callaway Golf Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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July 29, 2009

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of Callaway Golf Company, which will be held on Thursday, September 10, 2009, at Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California, 92008, commencing at 9:00 a.m. (PDT).

The specific proposal being submitted to shareholders at the upcoming special meeting relates to our 7.50% Series B Cumulative Perpetual Convertible Preferred Stock which we sold in June 2009 for $140 million in a private offering to qualified institutional buyers. In order to comply with New York Stock Exchange requirements, at the special meeting, shareholders will be asked to consider and vote on a proposal to approve the issuance of additional shares of our common stock which would be issued upon conversion of the preferred stock. If shareholder approval is not obtained by September 13, 2009, then the Company is subject to certain significant penalties. This matter is described more fully in the accompanying proxy statement, which you are urged to read thoroughly. Your Board of Directors recommends a vote “FOR” the proposal.

A special meeting of shareholders is different from an annual meeting of shareholders. A special meeting is called and held for the sole purpose of taking action on the proposals brought before the meeting. At the upcoming meeting, therefore, the shareholders will be asked to vote upon the specific proposal discussed above and no general business presentation or report is planned. Also, the realities of the modern day proxy process are such that almost all shareholders submit their voting instructions in advance of the meeting and as a result it is anticipated that the meeting will last only a few minutes. It is not expected that a large turn-out of management or Board members will be required.

It is important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to return a proxy as promptly as possible either by voting through the Internet or telephone or by signing, dating, and returning a proxy card in accordance with the enclosed instructions.

Sincerely,

George Fellows
President and Chief Executive Officer

CALLAWAY GOLF COMPANY

2180 Rutherford Road

Carlsbad, California 92008

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Meeting Date: September 10, 2009

To Our Shareholders:

A special meeting of shareholders of Callaway Golf Company, a Delaware corporation (the “Company”), is scheduled to be held at Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008, commencing at 9:00 a.m. (PDT), on Thursday, September 10, 2009, to consider and vote upon the following matters described in this notice and the accompanying proxy statement:

1.	to approve the issuance of the shares of the Company’s common stock issuable upon conversion of the Company’s 7.50% Series B Cumulative Perpetual Convertible Preferred Stock that equals or exceeds 20% of the voting power or the number of shares of the Company’s common stock outstanding immediately prior to the original issuance of the preferred stock; and

2.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These matters are described more fully in the accompanying proxy statement, which you are urged to read thoroughly. The Company’s Board of Directors recommends a vote “FOR” Proposal No. 1.

The Board of Directors has fixed the close of business on July 24, 2009 as the record date for determination of shareholders entitled to receive notice of and to vote at the special meeting or any adjournment or postponement thereof, and only record holders of common stock at the close of business on that day will be entitled to vote. On the record date, 64,477,314 shares of the Company’s common stock were issued and outstanding. In order to constitute a quorum for the conduct of business at the special meeting, it is necessary that holders of a majority of all outstanding shares of the Company’s common stock be present in person or represented by proxy.

TO ASSURE REPRESENTATION AT THE SPECIAL MEETING, SHAREHOLDERS ARE URGED TO RETURN A PROXY AS PROMPTLY AS POSSIBLE EITHER BY VOTING THROUGH THE INTERNET OR TELEPHONE OR BY SIGNING, DATING, AND RETURNING A PROXY CARD IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS. ANY SHAREHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE PREVIOUSLY RETURNED A PROXY.

By Order of the Board of Directors,

Brian P. Lynch
Corporate Secretary

Carlsbad, California

July 29, 2009

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held

on September 10, 2009: Our proxy statement for the Special Meeting of Shareholders is available at

www.callawaygolf.com/2009specialmeeting.

PROXY STATEMENT

Appendix A:	Certificate of the Powers, Designations, Preferences and Rights of the 7.50% Series B Cumulative Perpetual Convertible Preferred Stock

i

CALLAWAY GOLF COMPANY

2180 Rutherford Road

Carlsbad, California 92008

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

Meeting Date: September 10, 2009

GENERAL INFORMATION

Date, Time, Place and Purpose of the Special Meeting

This proxy statement and accompanying proxy card will first be mailed to shareholders on or about August 7, 2009 in connection with the solicitation of proxies by the Board of Directors of Callaway Golf Company, a Delaware corporation (the “Company”). The proxies are for use at a special meeting of shareholders of the Company, which is scheduled to be held on Thursday, September 10, 2009, at Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008, commencing at 9:00 a.m. (PDT), and at any meetings held upon adjournment or postponement thereof. The purpose of the special meeting is for the Company’s shareholders to consider and vote on the issuance of additional shares of common stock that may be issued upon conversion of our 7.50% Series B Cumulative Perpetual Convertible Preferred Stock, which we refer to as the preferred stock. Based on the initial conversion rate and subject to certain adjustments, such number of shares initially amounts to approximately 7 million shares of common stock that may be issued upon conversion of the preferred stock in addition to the approximately 12.9 million shares that are already permitted to be issued upon conversion of the preferred stock. Please see the information under the caption “Description of the Preferred Stock” below and the Certificate of Designations for the preferred stock, which is attached to this proxy statement as Appendix A, for additional information on the preferred stock, including a description of applicable conversion rate adjustments.

Record Date

All holders of record of our common stock, $.01 par value, which we refer to as the common stock, as of the close of business on July 24, 2009 (the “Record Date”) are entitled to receive notice of the special meeting and to vote at the special meeting.

Quorum and Voting

Whether or not you plan to attend the special meeting in person, please return a proxy as promptly as possible. You may return a proxy either by voting through the Internet or telephone or by signing, dating and returning a proxy card. Please follow the accompanying instructions. Any shareholder who returns a proxy has the power to revoke it at any time prior to its effective use either by filing with the corporate secretary of the Company a written instrument revoking it, or by returning (by mail, telephone or Internet) another later-dated proxy, or by attending the special meeting and voting in person. If you sign and return your proxy but do not indicate how you want to vote your shares for each proposal, then for any proposal for which you do not so indicate, your shares will be voted at the special meeting in accordance with the recommendation of the Board of Directors. The Board of Directors recommends a vote “FOR” the issuance of the shares of the common stock issuable upon conversion of the Company’s 7.50% Series B Cumulative Perpetual Convertible Preferred Stock that equals or exceeds 20% of the voting power or the number of shares of common stock outstanding immediately prior to the original issuance of the preferred stock. By returning the proxy (either by mail, telephone or Internet), unless you notify the corporate secretary of the Company in writing to the contrary, you are also authorizing the proxies to vote with regard to any other matter that may properly come before the special meeting or any adjournment or postponement thereof. The Company does not currently know of any such other matter. If there are any such additional matters, the proxies will vote your shares in accordance with the recommendation of the Board of Directors.

On the Record Date, there were 64,477,314 shares of common stock issued and outstanding. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company’s outstanding common stock is necessary to constitute a quorum for the transaction of business at the special meeting. Abstentions may be specified for all proposals.

Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in street name for customers do not have the authority to vote on certain items when they have not received instructions from beneficial owners (“broker non-votes”). Abstentions and broker non-votes are counted for purposes of determining a quorum. Abstentions are counted in the tabulation of votes cast and have the same effect as voting against a proposal. Broker non-votes are not considered as having voted for purposes of determining the outcome of a vote. The proposal to approve the issuance of the shares of common stock issuable upon conversion of the Company’s 7.50% Series B Cumulative Perpetual Convertible Preferred Stock that equals or exceeds 20% of the voting power or the number of shares of common stock outstanding immediately prior to the original issuance of the preferred stock (Proposal No. 1) is considered non-routine and brokers may not vote on such proposal if they do not receive instructions from the beneficial owners. Holders of common stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the special meeting.

Solicitation of Proxies

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying proxy card, and the cost of soliciting proxies relating to the special meeting, will be borne by the Company. The Company may request banks, brokers or other nominees to solicit their customers who beneficially own common stock listed of record in the name of such bank, broker or other nominees, and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, facsimile, Internet and personal solicitation by directors, officers and other employees of the Company, but no additional compensation will be paid to such individuals. The Company has retained The Altman Group to assist in the solicitation of proxies for a base fee of approximately $5,500, plus out-of-pocket expenses.

Householding

With regard to the delivery of annual reports and proxy statements, under certain circumstances the Securities and Exchange Commission (“SEC”) permits a single set of such documents to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder, however, still receives a separate proxy card. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces mailing and printing costs as well. A number of banks, brokers and other nominees have instituted householding and have previously sent a notice to that effect to certain of the Company’s beneficial shareholders whose shares are registered in the name of the bank, broker or other nominee. As a result, unless the shareholders receiving such notice gave contrary instructions, only one proxy statement will be mailed to an address at which two or more such shareholders reside. If any shareholder residing at such an address wishes to receive a separate proxy statement in the future, such shareholder should telephone the householding election system (toll-free) at 1-800-542-1061. In addition, (i) if any shareholder who previously consented to householding desires to receive a separate copy of the proxy statement for each shareholder at his or her same address, or (ii) if any shareholder shares an address with another shareholder and both shareholders of such address desire to receive only a single copy of the proxy statement, then such shareholder should contact his or her bank, broker or other nominee in whose name the shares are registered or contact the Company as follows: Callaway Golf Company, ATTN: Investor Relations, 2180 Rutherford Road, Carlsbad, CA 92008, telephone (760) 931-1771.

Other Matters

The main purpose of the special meeting of shareholders is to conduct the business described in this proxy statement. A special meeting of shareholders is different from an annual meeting of shareholders. A special meeting is called and held for the sole purpose of taking action on the proposals brought before the meeting. At the upcoming meeting, therefore, the shareholders will be asked to vote upon the specific proposal discussed in this proxy statement and no general business presentation or report is planned. Also, the realities of the modern day proxy process are such that almost all shareholders submit their voting instructions in advance of the meeting and as a result it is anticipated that the meeting will last only a few minutes. Furthermore, it is not expected that a large turn-out of management or Board members will be required.

PROPOSAL NO. 1 — ISSUANCE OF COMMON STOCK UPON CONVERSION OF PREFERRED STOCK

Issuance of Preferred Stock

As we previously reported, unfavorable economic conditions and foreign currency exchange rates have had a significant adverse effect upon our 2009 earnings. As a result, during the second quarter of 2009, we believed it was likely that we would be in violation of the financial covenants under our line of credit as of June 30, 2009 unless we took action. We worked with our internal and outside financial and legal advisors and considered various alternative courses of action. Ultimately, we concluded that a capital infusion from a preferred stock offering was the best alternative and was in the best interests of the Company and our shareholders.

On June 15, 2009, we sold 1,400,000 shares of our 7.50% Series B Cumulative Perpetual Convertible Preferred Stock (which we refer to as our preferred stock) in a private offering to qualified institutional buyers and received gross proceeds of $140 million. We used the net proceeds from the offering of approximately $134 million to pay down our line of credit and ended the second quarter of 2009 with no outstanding debt and approximately $50 million in cash. Without this capital infusion we would not have been in compliance with the financial covenants at June 30, 2009. If this had occurred, we would have been in default under the line of credit, which would have permitted the lenders to accelerate the maturity of the line of credit, to require immediate payment of amounts owed under the line of credit, and to take other actions, all of which would have had a significant adverse effect upon our liquidity, business and operations. The preferred stock offering therefore allowed us to remain in compliance with the financial covenants under the line of credit and to retain the very favorable pricing and other terms of our existing line of credit, as well as provided us with operational and financial flexibility to invest in and operate our business.

The terms of the preferred stock provide for cumulative dividends from the date of original issue at a rate of 7.50% per annum of the $100 liquidation preference per share (equivalent to an annual rate of $7.50 per share), subject to adjustment in certain circumstances. Please see the information under the caption “Description of the Preferred Stock” below and the Certificate of Designations for the preferred stock, which is attached to this proxy statement as Appendix A, for additional information on the preferred stock.

NYSE Shareholder Approval Requirement

Because our common stock is listed on the NYSE, we are subject to NYSE rules and regulations. NYSE Listed Company Manual Section 312.03(c) requires shareholder approval prior to the issuance or sale of securities convertible into shares of our common stock in any transaction or series of transactions if (1) the shares of common stock will have upon issuance voting power equal to 20% or more of the voting power outstanding before the issuance of the convertible securities or (2) the number of shares of common stock to be issued will upon issuance equal 20% or more of the number of shares of common stock outstanding before the issuance of the convertible securities. At the time of original issuance of the preferred stock, 20% of our common stock outstanding was 12,895,907 shares (the “Exchange Cap”). Because of such rules and regulations, it was necessary to structure the private offering such that the preferred stock could not be converted entirely into shares of our common stock until we obtained the necessary shareholder approval to issue common stock upon conversion of the preferred stock equal to or in excess of the Exchange Cap. Based on the initial conversion rate and subject to certain adjustments, such number of shares initially amounts to an additional 6,962,253 shares of common stock. In connection with the offering of the preferred stock, we agreed to submit this proposal to a vote of our shareholders at a special meeting. Accordingly, we are seeking shareholder approval of the issuance of such additional shares of our common stock equal to or in excess of the Exchange Cap upon conversion of the preferred stock.

Consequences if Shareholders Approve the Proposal

Conversion of Preferred Stock; Issuance of Shares. If shareholders approve this Proposal No. 1, then the holders of the preferred stock may at their option convert any or all of their preferred stock into shares of our common stock at any time at an initial conversion rate of 14.1844 shares per share of preferred stock, which is equivalent to an initial conversion price of approximately $7.05 per share. The conversion rate is subject to adjustment in certain circumstances. Please see the information under the caption “Description of the Preferred Stock” below and Section 7 of the Certificate of Designations for the preferred stock, which is attached to this proxy statement as Appendix A, for additional information on the preferred stock, including a description of applicable conversion rate adjustments. In addition, if shareholders approve the issuance prior to September 13, 2009, the dividend rate on the preferred stock will remain at 7.50% per year.

Rights of Investors; Registration Rights. The rights and privileges associated with shares of our common stock issued upon conversion of the preferred stock will be identical to the rights and privileges associated with the common stock held by our existing common shareholders, including voting rights.

Holders of the preferred stock have certain registration rights with respect to shares of our common stock issuable upon conversion of the preferred stock. Any such shares of our common stock that are sold pursuant to an effective registration statement will be freely transferable without restriction under the Securities Act of 1933, as amended, unless they are sold to an affiliate of the Company. This free transferability may materially and adversely impact the market price of our common stock if large quantities of our common stock are issued upon conversion of the preferred stock and sold into the market.

Dilution. If shareholders approve this Proposal No. 1, we may issue approximately 7 million additional shares of common stock upon conversion, based on the initial conversion rate. The number of shares of our common stock issuable upon conversion of the preferred stock may increase as a result of any adjustments to the conversion rate that may be required by the terms of the preferred stock. Please see the information under the caption “Description of the Preferred Stock” below and Section 7 of the Certificate of Designations for the preferred stock, which is attached to this proxy statement as Appendix A, for additional information on the preferred stock, including a description of applicable conversion rate adjustments. Assuming that all of the preferred stock had already converted into shares of common stock in an amount up to the Exchange Cap, the issuance of the additional shares would constitute approximately 9% of both the voting power and the number of shares of our common stock outstanding. Without such shareholder approval, we would only be permitted to issue common stock upon conversion in an amount up to the Exchange Cap. As a result, depending on the number of shares of our common stock outstanding at the time of conversion of the preferred stock, our existing shareholders may incur substantial dilution of their voting power and may own a significantly smaller percentage of our outstanding common stock if Proposal No. 1 is passed.

Consequences if Shareholders Do Not Approve the Proposal

Cash Payments Upon Conversion. If shareholders do not approve this Proposal No. 1, then we will not be able to issue shares of our common stock upon conversion of the preferred stock equal to or in excess of the Exchange Cap. We will be required to make a cash payment, in lieu of the shares of common stock that holders would otherwise be entitled to receive, upon conversion of the preferred stock as long as our debt instruments permit such payment and assets are legally available to pay such amounts. As a result, depending on the timing and the amount of any such cash payment upon conversion, such cash payment could have a significant adverse effect upon the Company’s liquidity and financial condition and could significantly impact the Company’s ability to meet its other financial obligations or invest in its business. In addition, if we are not permitted to deliver cash upon conversion when required to make such payments, preferred stock shareholders may be entitled to elect two additional directors to serve on our Board of Directors.

Dividends. If shareholders do not approve this Proposal No. 1 by September 13, 2009, then the dividend rate on the preferred stock will be increased by 300 basis points to a rate of 10.5% per year until the date on which our shareholders subsequently approve the issuance of such shares of common stock upon conversion of the preferred stock. Please see the information under the caption “Description of the Preferred Stock” below and the Certificate of Designations for the preferred stock, which is attached to this proxy statement as Appendix A, for additional information on the preferred stock, including a description of dividend rate adjustments. Assuming all shares of preferred stock are outstanding at such time, the Company would be obligated to pay to the preferred stock shareholders each year approximately $4.2 million of additional aggregate preferred stock dividend payments if shareholders do not approve this Proposal No. 1 by September 13, 2009.

Shareholders’ Meetings. If shareholders do not approve this Proposal No. 1 by September 13, 2009, then we may seek to obtain shareholder approval to permit the issuance of shares of our common stock upon conversion of the preferred stock at future shareholder meetings to reduce the increased dividend rate from 10.5% to the initial dividend rate of 7.50%.

Description of the Preferred Stock

The following is a summary of the material terms and provisions of the powers, designations, preferences and rights of the preferred stock, as contained in the Certificate of the Powers, Designations, Preferences and Rights of the 7.50% Series B Cumulative Perpetual Convertible Preferred Stock ($0.01 Par Value) (Liquidation

Preference $100 Per Share) (the “Certificate of Designations”), which is attached to this proxy statement as Appendix A and is included as an exhibit to the Company’s Current Report on Form 8-K, filed with the SEC on June 15, 2009. Shareholders are urged to read the Certificate of Designations relating to the preferred stock in its entirety.

Authorized Shares. Our Board of Directors has designated 1,400,000 shares of preferred stock as 7.50% Series B Cumulative Perpetual Convertible Preferred Stock. Shares of the preferred stock have a par value of $0.01 per share.

Dividend Rights. Dividends will be cumulative from the date of original issue at the annual rate of 7.50% of the liquidation preference of the preferred stock, payable quarterly on the 15th day of March, June, September and December, commencing September 15, 2009. Any dividends must be declared by our Board of Directors and must come from funds that are legally available for dividend payments. In addition, our line of credit contains limitations on when we are able to pay cash dividends on our capital stock, including the preferred stock, and the amount of cash dividends that we are able to pay. As discussed above, the dividend rate on the preferred stock may be increased in certain circumstances, including if our shareholders fail to approve the issuance of the shares of our common stock upon conversion of the preferred stock equal to or in excess of the Exchange Cap.

Ranking. The preferred stock will rank, with respect to distribution rights and rights upon our liquidation, winding-up or dissolution:

•	junior to all of our existing and future debt obligations, including convertible or exchangeable debt securities;

•

senior to our common stock and to any other of our equity securities that by their terms rank junior to the preferred stock with respect to distribution rights or payments upon our liquidation, winding-up or dissolution;

•	on a parity with other series of our preferred stock or other equity securities that we may later authorize and that by their terms are on a parity with the preferred stock; and

•	junior to any equity securities that we may later authorize and that by their terms rank senior to the preferred stock.

While any shares of preferred stock are outstanding, we may not authorize or issue any equity securities that rank senior to the preferred stock without the affirmative vote of the holders of at least two-thirds of the preferred stock.

Conversion Rights and Settlement. Unless we redeem the preferred stock, the preferred stock can be converted at the holders’ option at any time into shares of common stock at an initial conversion rate of 14.1844 shares of common stock for each share of preferred stock (equivalent to a conversion price of approximately $7.05 per share). As discussed above, we are obligated to seek shareholder approval of the issuance of the shares of our common stock upon conversion of the preferred stock equal to or in excess of the Exchange Cap, and if our shareholders fail to approve Proposal No. 1, then we will be required to make a payment to holders in cash in lieu of issuing the shares of common stock in excess of the Exchange Cap that holders would otherwise be entitled to receive upon conversion of the preferred stock. The initial conversion rate with respect to the preferred stock is subject to adjustment in certain events. In addition, our line of credit contains limitations on when we are able to make cash payments on our capital stock, including the preferred stock, and the amount of cash we are able to pay.

Anti-Dilution Adjustments. The conversion rate of the preferred stock is subject to customary anti-dilution adjustments if we:

•	issue shares of our common stock as a dividend or distribution on shares of our common stock to all holders of our common stock, or if we effect a share split or share combination;

•	distribute to all holders of our common stock any rights, warrants or options entitling them to subscribe for or purchase shares of our common stock at a less than current market price;

•

distribute shares of our capital stock, evidence of indebtedness or other assets or property to all holders of our common stock, excluding: dividends, distributions, rights, warrants or options referred to in the first two bullets above; dividends or distributions paid exclusively in cash; and spin-offs;

•

distribute to all of our common shareholders capital stock of any class or series, or similar equity interest, of or relating to one of our subsidiaries or other business units, which we refer to as a spin-off;

•

make any cash dividend or distribution to all holders of outstanding shares of our common stock (excluding any dividend or distribution in connection with our liquidation, dissolution or winding-up) during any of our quarterly fiscal periods in an aggregate amount that, together with other cash dividends or distributions made during such quarterly fiscal period, exceeds the product of $0.01, which we refer to as the reference dividend, multiplied by the number of shares of our common stock outstanding on the record date for such distribution; or

•

make a payment in respect of a tender offer or exchange offer for shares of our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing sale price per share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer.

Business Combinations.

If any of the following events occur, each of which we refer to as a business combination, then each share of preferred stock outstanding immediately prior to such event will remain outstanding but will become convertible into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) that the holder of shares of the preferred stock would have owned or been entitled to receive upon such business combination as if such holder of shares of our preferred stock held a number of shares of our common stock equal to the conversion rate in effect on the effective date for such business combination, multiplied by the number of shares of our preferred stock held by such holder of shares of our preferred stock:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination);

•

a consolidation, merger or combination involving us into any other person, or any merger of another person into us, except for a merger that does not result in a reclassification, conversion, exchange or cancellation of common stock;

•	a sale, transfer, conveyance or lease to another person of all or substantially all of our property and assets (other than to one or more of our subsidiaries); or

•	a statutory share exchange.

Adjustment to Conversion Rate upon a Failure to Pay Dividends. If we fail to pay the full amount of any quarterly dividend on the preferred stock, the conversion rate will be adjusted.

Adjustment to Conversion Rate upon a Fundamental Change. If holders of shares of our preferred stock elect to convert their shares of our preferred stock in connection with a fundamental change that occurs on or prior to June 15, 2012, we will increase the conversion rate for shares of our preferred stock surrendered for conversion by a number of additional shares determined based on the stock price at the time of such fundamental change and the effective date of such fundamental change.

A fundamental change generally will be deemed to occur at such time as:

•

we consolidate with or merge with or into another person (other than a subsidiary of ours) and our outstanding voting securities are reclassified into, converted for or converted into the right to receive any other property or security, or we sell, convey, transfer or lease all or substantially all of our properties and assets to any person (other than a subsidiary of ours); provided that none of these circumstances will be a fundamental change if persons that beneficially own our voting securities immediately prior to the transaction own, directly or indirectly, a majority of the voting securities of the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of our voting securities immediately prior to the transaction;

•

any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not applicable), other than us or any of our subsidiaries or any employee benefit plan of us or such subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of our capital stock then outstanding and entitled to vote generally in elections of directors; or

•

during any period of 12 consecutive months after the date of original issuance of the preferred stock, persons who at the beginning of such 12-month period constituted our Board of Directors, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising our Board of Directors who were either members of the Board of Directors at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of our Board of Directors.

However, a fundamental change will not be deemed to have occurred in the case of a merger or consolidation described in the first bullet point above if (i) 90% or more of the consideration in the aggregate paid for the common stock (and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation consists of common stock of a United States company traded on a national securities exchange (or which will be so traded or quoted when issued or exchanged in connection with such transaction) and (ii) the market capitalization of the company acquiring the common stock is equal to or greater than $500 million on the trading date immediately preceding the day on which such merger or consolidation is publicly announced.

Rights of Holders of Preferred Stock upon a Fundamental Change. In the event of a fundamental change when the stock price of our common stock is less than $5.92 per share, then holders will have a special right to convert some or all of their preferred stock on the fundamental change conversion date into a number of shares of our common stock per $100 liquidation preference equal to such liquidation preference, plus an amount equal to accrued and unpaid dividends to, but not including, the fundamental change conversion date, divided by 97.5% of the market price of our common stock. In the event that holders exercise that special conversion right, we have the right to repurchase for cash all or any part of such holders’ preferred stock as to which the conversion right was exercised at a repurchase price equal to 100% of the liquidation preference of the preferred stock to be repurchased plus an amount equal to accrued and unpaid dividends to, but not including, the fundamental change conversion date. If we elect to exercise our repurchase right, holders will not have the special conversion right described in this paragraph.

Company’s Conversion Option. On or prior to June 15, 2012, we may elect to mandatorily convert some or all of the preferred stock if the daily volume weighted average price of our common stock has exceeded 150% of the conversion price for at least 20 out of 30 consecutive trading days, ending on the trading day prior to our issuance of a press release announcing the exercise of the conversion option.

Dividend Make-Whole Payment. If we elect to mandatorily convert some or all of the preferred stock prior to June 15, 2012, we will make an additional payment on the preferred stock equal to the aggregate amount of cumulative dividends that would have accrued and become payable on the preferred stock from June 15, 2009 through and including June 15, 2012, less any dividends already paid on the preferred stock. This additional payment is payable by us in cash or, at our option, in shares of our common stock, or a combination of cash and shares of our common stock.

Liquidation Preference. The preferred stock has a liquidation preference of $100 per share of preferred stock, plus accrued and unpaid dividends. In the event of any voluntary or involuntary liquidation, winding-up or dissolution of the Company, the holders of shares of the preferred stock will be entitled to receive and to be paid out of our assets legally available for distribution to our shareholders, before any distribution is made to holders of shares of common stock or any of our other stock ranking junior to the shares of preferred stock upon liquidation.

Optional Redemption. On or after June 20, 2012, we may redeem the preferred stock, in whole or in part, at our option at a redemption price equal to 100% of the liquidation preference of the preferred stock to be purchased, together with accrued dividends to, but excluding, the redemption date.

Maturity Date. The preferred stock has no maturity date, and we are not required to redeem the preferred stock at any time. Accordingly, the preferred stock will remain outstanding indefinitely unless a holder of shares of the preferred stock or we decide to convert it or we decide to redeem it, or we elect to repurchase it upon a fundamental change.

Voting Rights. Except as provided by law and in other limited situations, holders of the preferred stock will not be entitled to any voting rights. However, holders will, among other things, be entitled to vote as a separate class to elect two directors if we have not paid the equivalent of six or more quarterly dividends, whether or not consecutive, or we are unable to issue common stock or pay cash upon conversion of the preferred stock. These voting rights will continue until we pay the full accrued and unpaid dividends or are able to give effect to any conversions, as applicable, on the preferred stock.

Vote Required

The affirmative vote of the holders of a majority of shares of common stock represented and voting, in person or by proxy, at the special meeting is required to approve the issuance of the shares of our common stock upon conversion of our preferred stock equal to or in excess of the Exchange Cap. Abstentions and broker non-votes are counted for purposes of determining a quorum. Abstentions are counted in the tabulation of votes cast and have the same effect as voting against the proposal. A “broker non-vote” is treated as not being entitled to vote on this proposal and, therefore, is not counted for purposes of determining whether this proposal has been approved.

Recommendation of the Board of Directors

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL TO APPROVE THE ISSUANCE OF THE SHARES OF THE COMPANY’S COMMON STOCK ISSUABLE UPON CONVERSION OF OUR PREFERRED STOCK EQUAL TO OR IN EXCESS OF 20% OF THE VOTING POWER OR THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR TO THE ORIGINAL ISSUANCE OF THE PREFERRED STOCK.

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of June 30, 2009 (except as otherwise noted) by (i) each person who is known by the Company to own beneficially more than 5% of the Company’s outstanding common stock, (ii) each director of the Company, (iii) each of the named executive officers of the Company and (iv) all directors of the Company, named executive officers and other executive officers of the Company as a group. As of June 30, 2009, there were 64,479,536 shares of common stock issued and outstanding.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Amount	Percent
NFJ Investment Group LLC(2) 2100 Ross Avenue, Suite 700 Dallas, TX 75201	4,545,600	7.05%
Barclays Global Investors, NA and related entities(3) 400 Howard Street San Francisco, CA 94105	4,290,584	6.64%
Royce & Associates, LLC(4) 1414 Avenue of the Americas New York, NY 10019	3,307,566	5.13%
AXA Financial, Inc.(5) 1290 Avenue of the Americas New York, NY 10104	3,807,561	5.91%
Cramer Rosenthal McGlynn, LLC(6) 520 Madison Avenue New York, NY 10022	3,647,154	5.66%
Fisher Investments(7) 13100 Skyline Blvd. Woodside, CA 94062	3,471,000	5.38%
Union Bank of California, N.A., Trustee for the Callaway Golf Company Grantor Stock Trust(8) 530 B. Street San Diego, CA 92101	1,178,050	1.83%
Samuel H. Armacost(9)	52,000	*
Ronald S. Beard(10)	55,445	*
John C. Cushman, III(11)	48,145	*
George Fellows(12)	793,831	1.22%
Bradley J. Holiday(13)	426,527	*
Yotaro Kobayashi(14)	37,945	*
David A. Laverty(15)	48,683	*
John F. Lundgren(16)	—	*
Steven C. McCracken(17)	278,985	*
Richard L. Rosenfield(18)	66,045	*
Anthony S. Thornley(19)	36,945	*
Thomas T. Yang(20)	57,003	*
All directors, named executive officers and other executive officers as a group (12 persons)(21)	1,901,554	2.88%

*	Less than one percent
(1)

Except as otherwise indicated, the address for all persons shown on this table is c/o Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to the knowledge of the Company each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by that shareholder. Furthermore, as indicated in the following footnotes, the number of shares a holder is deemed to beneficially own for purposes of this table includes shares issuable upon exercise of stock options if the options may be exercised on or before August 29, 2009, irrespective of the price at which the Company’s common stock is trading on the NYSE. All of the options reflected in this table were at exercise prices above the trading price of the Company’s common stock on the NYSE, which was $5.07 on June 30, 2009. In addition, as indicated in the following footnotes, the number of shares a holder is deemed to beneficially own for purposes of this table (a) includes unvested shares of restricted stock granted under the Company’s equity-based compensation plans and (b) excludes unvested restricted stock units (“RSUs”) granted under such plans. Until vested, the shares of restricted stock and RSUs are subject to forfeiture and subject to restrictions on transfer. The holder of unvested restricted stock shares may vote the shares and is entitled to receive dividends; the holder of unvested RSUs may not vote the shares but is entitled to receive dividend equivalents thereon.

(2)	This information is based upon a Schedule 13G filed by NFJ Investment Group LLC with the Securities and Exchange Commission on February 17, 2009. This schedule also reported that NFJ Investment Group LLC has sole voting power with respect to 4,494,700 shares and sole dispositive power with respect to 4,545,600 shares.
(3)	This information is based upon a Schedule 13G filed by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland AG) with the Securities and Exchange Commission on February 5, 2009. This schedule also reported that the reporting persons have sole voting power with respect to 3,635,980 shares and sole dispositive power with respect to 4,290,584 shares.
(4)	This information is based upon a Schedule 13G/A filed by Royce & Associates, LLC with the Securities and Exchange Commission on January 23, 2009. This schedule also reported that Royce & Associates, LLC has sole voting and dispositive power with respect to all such shares.
(5)	This information is based upon a Schedule 13G filed jointly by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA and AXA Financial, Inc. with the Securities and Exchange Commission on February 13, 2009. This schedule also reported that the reporting persons have sole voting power with respect to 3,360,021 shares and sole dispositive power with respect to 3,807,561 shares.
(6)	This information is based upon a Schedule 13G filed by Cramer Rosenthal McGlynn, LLC with the Securities and Exchange Commission on February 13, 2009. This schedule also reported that Cramer Rosenthal McGlynn, LLC has sole voting power with respect to 3,539,704 shares, sole dispositive power with respect to 3,615,154 shares and shared dispositive power with respect to 32,000 shares.
(7)	This information is based upon a Schedule 13G filed by Fisher Investments with the Securities and Exchange Commission on May 29, 2009. This schedule also reported that Fisher Investments has sole voting power with respect to 1,677,950 shares and sole dispositive power with respect to 3,471,000 shares.
(8)	The Callaway Golf Company Grantor Stock Trust (the “GST”) holds Company common stock pursuant to a trust agreement creating the GST in connection with the prefunding of certain obligations of the Company under various employee benefit plans. Both the GST and Union Bank of California, N.A., (the “Trustee”) disclaim beneficial ownership of all shares of common stock. The Trustee has no discretion in the manner in which the Company’s common stock held by the GST will be voted. The trust agreement provides that employees who hold unexercised options as of the Record Date under the Company’s stock option plans and employees who have purchased stock under the Company’s Employee Stock Purchase Plan during the twelve months preceding the Record Date will, in effect, determine the manner in which shares of the Company’s common stock held in the GST are voted. The Trustee will vote the common stock held in the GST in the manner directed by those employees who submit voting instructions for the shares.

The number of shares as to which any one employee can direct the vote will depend upon how many employees submit voting instructions to the Trustee. If all employees entitled to submit such instructions do so, as of July 24, 2009, the following named executive officers and group would have the right to direct the vote of the following approximate share amounts: Mr. Fellows — 283,218, Mr. Holiday — 73,512, Mr. Laverty — 22,737, Mr. McCracken — 50,263 and Mr. Yang — 23,855 and all current executive officers as a group 453,584. If fewer than all of the eligible employees submit voting instructions, then the foregoing amounts would be higher. The trust agreement further provides that all voting instructions received by the Trustee will be held in confidence and not disclosed to any person including the Company.

(9)	Includes 32,000 shares issuable upon exercise of options held by Mr. Armacost, which are currently exercisable or become exercisable on or before August 29, 2009. Mr. Armacost’s non-option shares are held in a family trust with his wife as a co-trustee. Excludes 3,945 Deferred Stock Units which become payable upon Mr. Armacost’s termination of Continuous Service that qualifies as a “separation from service” for purposes of Section 409A of the code. Also, excludes 2,834 RSUs, 3,898 RSUs, and 7,310 RSUs, which are scheduled to vest on June 5, 2010, May 20, 2011 and May 19, 2012, respectively.
(10)	Includes 44,000 shares issuable upon exercise of options held by Mr. Beard, which are currently exercisable or become exercisable on or before August 29, 2009. Mr. Beard’s spouse has shared voting and investment power for his non-option shares. Excludes 2,834 RSUs, 3,898 RSUs and 7,310 RSUs, which are scheduled to vest on June 5, 2010, May 20, 2011 and May 19, 2012, respectively.
(11)	Includes 32,000 shares issuable upon exercise of options held by Mr. Cushman, which are currently exercisable or become exercisable on or before August 29, 2009. All non-option shares are held jointly with his spouse. Excludes 2,834 RSUs, 3,898 RSUs and 7,310 RSUs, which are scheduled to vest on June 5, 2010, May 20, 2011 and May 19, 2012, respectively.
(12)	Includes 673,782 shares issuable upon exercise of options held by Mr. Fellows, which are currently exercisable or become exercisable on or before August 29, 2009. Excludes 77,960 RSUs, 73,867 RSUs, 72,771 RSUs and 137,123 RSUs, which are scheduled to vest on January 16, 2010, January 14, 2011, December 15, 2011 and January 29, 2012, respectively.
(13)	Includes 417,284 shares issuable upon exercise of options held by Mr. Holiday, which are currently exercisable or become exercisable on or before August 29, 2009. Excludes 9,745 RSUs, 8,080 RSUs and 14,998 RSUs, which are scheduled to vest on January 16, 2010, January 14, 2011 and January 29, 2012, respectively.
(14)	Includes 34,000 shares issuable upon exercise of options held by Mr. Kobayashi, which are currently exercisable or become exercisable on or before August 29, 2009. Excludes 2,834 RSUs, 3,898 RSUs and 7,310 RSUs, which are scheduled to vest on June 5, 2010, May 20, 2011 and May 19, 2012, respectively.
(15)	Includes 40,997 shares issuable upon exercise of options held by Mr. Laverty, which are currently exercisable or become exercisable on or before August 29, 2009. Also includes 5,871 shares of restricted stock, which are scheduled to vest on August 1, 2009. Excludes 2,199 RSUs, 5,069 RSUs, 8,080 RSUs and 14,998 RSUs, which are scheduled to vest on January 16, 2010, August 22, 2010, January 14, 2011 and January 29, 2012, respectively.
(16)	Excludes 11,680 RSUs, which are scheduled to vest on March 4, 2012.
(17)	Includes 244,339 shares issuable upon exercise of options held by Mr. McCracken, which are currently exercisable or become exercisable on or before August 29, 2009. Also includes 25,995 shares held by the McCracken/Waggener Family Trust for which Mr. McCracken is a trustee with voting and dispositive powers over such shares. Also includes 1,500 shares held by Mr. McCracken’s spouse. Excludes 9,745 RSUs, 8,080 RSUs and 14,998 RSUs which are scheduled to vest on January 16, 2010, January 14, 2011, and January 29, 2012, respectively.
(18)	Includes 34,000 shares issuable upon exercise of options held by Mr. Rosenfield, which are currently exercisable or become exercisable on or before August 29, 2009. Also includes 8,000 shares held in a trust for the benefit of Mr. Rosenfield’s children and 50 shares held by Mr. Rosenfield’s spouse. Excludes 2,834 RSUs, 3,898 RSUs and 7,310 RSUs, which are scheduled to vest on June 5, 2010, May 20, 2011 and May 19, 2012, respectively.
(19)	Includes 26,000 shares issuable upon exercise of options held by Mr. Thornley, which are currently exercisable or become exercisable on or before August 29, 2009. Excludes 2,834 RSUs, 3,898 RSUs and 7,310 RSUs, which are scheduled to vest on June 5, 2010, May 20, 2011 and May 19, 2012, respectively.
(20)	Includes 49,046 shares issuable upon exercise of options held by Mr. Yang, which are currently exercisable or become exercisable on or before August 29, 2009. Also includes 6,214 shares of restricted stock, which vested on July 20, 2009. Excludes 7,309 RSUs, 8,080 RSUs and 14,998 RSUs, which are scheduled to vest on January 16, 2010, January 14, 2011 and January 29, 2012, respectively.
(21)	Includes 1,627,448 shares issuable upon exercise of options held by these individuals, which are currently exercisable or become exercisable on or before August 29, 2009. Includes shares held by family trusts and family members as noted above. Includes 12,085 shares of restricted stock and excludes 587,977 RSUs, all of which remain subject to future vesting.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a website that contains reports, proxy statements, information statements and other information about issuers, like Callaway Golf Company, that file electronically with the SEC. The address of that website is www.sec.gov. In addition, our common stock is listed on the New York Stock Exchange and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. You are encouraged to read the information that we file with the SEC, which discloses important information about us to you in those documents. This information includes any filing we have made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Our proxy statement for the Special Meeting of Shareholders is available at www.callawaygolf.com/2009specialmeeting.

INCORPORATION BY REFERENCE

We are incorporating by reference specified documents that we file with the SEC, which means: incorporated documents are considered part of this proxy statement; we are disclosing important information to you by referring you to those documents; and information we subsequently file with the SEC will automatically update and supersede information contained in this proxy statement and in our other filings with the SEC. We incorporate by reference Items 7, 7A, 8 and 9 from Part I of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed on February 27, 2009; and Items 1, 2 and 3 from Part I of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 4, 2009, and any other items in that Quarterly Report expressly updating the above reference items from our Annual Report on Form 10-K.

This proxy statement incorporates important business and financial information about us from other documents that are not included in or delivered with this proxy statement. We will provide to you a copy of any or all of the above filings that have been incorporated by reference into this proxy statement, excluding exhibits to those filings, upon your request, at no cost. Requests should be directed to:

Callaway Golf Company

2180 Rutherford Road

Carlsbad, California 92008

Attention: Corporate Secretary

Telephone: 760-931-1771

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

If a shareholder desires to nominate someone for election to the Board of Directors at, or to bring any other business before, the 2010 annual meeting of shareholders, then such shareholder must comply with the procedures set forth in Article II of the Company’s bylaws in addition to any other applicable requirements and must give timely written notice of the matter to the corporate secretary of the Company. To be timely, written notice must be delivered to the corporate secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of this year’s Annual Meeting, provided, however, that in the event that the date of the 2010 annual meeting is more than 30 days before or more than 60 days after such anniversary date, then such notice to be timely must be delivered to the corporate secretary not more than 120 days prior to the 2010 annual meeting and not less than the later of (i) 90 days prior to such annual meeting or (ii) 10 days following the date of the first public announcement of the scheduled date of the 2010 annual meeting. Any such notice to the corporate secretary must include all of the information specified in the Company’s Bylaws.

If a shareholder desires to have a proposal included in the Company’s proxy statement and proxy card for the 2010 annual meeting of shareholders, then, in addition to the notices required by the immediately preceding paragraph and in addition to other applicable requirements (including certain rules and regulations promulgated by the Securities and Exchange Commission), the Company must receive notice of such proposal in writing at the Company’s principal executive offices in Carlsbad, California no later than December 10, 2009, provided, however, that if the date of the 2010 annual meeting of shareholders is more than 30 days before or after the first anniversary of this year’s Annual Meeting (i.e., the 2009 Annual Meeting of Shareholders), then such notice must be received by the corporate secretary of the Company a reasonable time before the Company begins to print and mail its proxy materials for the 2010 annual meeting.

OTHER MATTERS

Our Board of Directors and management know of no matters other than those listed in the attached Notice of the special meeting which are likely to be brought before the special meeting. However, if any other matters should properly come before the special meeting or any adjournment or postponement thereof, the persons named in the proxy will vote all proxies given to them in accordance with the recommendation of the Board of Directors.

Each shareholder is urged to return a proxy as soon as possible. Any questions should be addressed to Callaway Golf Company, ATTN: Investor Relations, at 2180 Rutherford Road, Carlsbad, California 92008, telephone (760) 931-1771.

By Order of the Board of Directors,

Brian P. Lynch
Corporate Secretary

Carlsbad, California

July 29, 2009

APPENDIX A

CERTIFICATE OF THE POWERS, DESIGNATIONS,

PREFERENCES AND RIGHTS OF THE

7.50% SERIES B CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK

($0.01 PAR VALUE)

(LIQUIDATION PREFERENCE $100 PER SHARE)

OF

CALLAWAY GOLF COMPANY

PURSUANT TO SECTION 151(g) OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

THE UNDERSIGNED, being the Secretary of Callaway Golf Company, a Delaware corporation (the “Company”), DOES HEREBY CERTIFY that, pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the following resolutions were duly adopted by the Board of Directors of the Company, and pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), the Board of Directors of the Company adopted resolutions fixing the designation and the relative powers, preferences, rights, qualifications, limitations and restrictions of such stock. These composite resolutions are as follows:

FIRST, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company by the provisions of the Certificate of Incorporation, the issuance of a series of preferred stock, par value $0.01 per share, which shall consist of up to 1,400,000 of the 3,000,000 shares of preferred stock which the Company now has authority to issue, be, and the same hereby is, authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the preferred stock of this series) as follows:

1. Number of Shares and Designation. 1,400,0000 shares of the preferred stock, par value $0.01 per share, of the Company are hereby constituted as a series of the preferred stock designated as 7.50% Series B Cumulative Perpetual Convertible Preferred Stock (the “Series B Preferred Stock”).

2. Definitions. For purposes of the Preferred Stock, in addition to those terms otherwise defined herein, the following terms shall have the meanings indicated:

“Additional Common Stock” shall have the meaning specified in Section 7(l).

“Additional Payment” shall have the meaning specified in Section 7(n)(vi).

“Affiliate” of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control,” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

[Certificate of Designations]

“Board of Directors” shall mean the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Transfer Agent.

“Business Combination” shall have the meaning specified in Section 7(e).

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York, New York are authorized or obligated by law or executive order to close or be closed.

“Cash Payment Directors” has the meaning specified in Section 7(p).

“Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the New York Stock Exchange (or such other principal national securities exchange on which the Common Stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose).

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company at the date hereof. Subject to the provisions of Section 7(e), shares issuable on conversion of the Series B Preferred Stock shall include only shares of such class or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” shall mean Callaway Golf Company, a Delaware corporation, and shall include its successors and assigns.

“Conversion Default” has the meaning specified in Section 7(p).

“Conversion Notice” has the meaning specified in Section 7(b).

“Conversion Price” shall mean $100 divided by the Conversion Rate.

“Conversion Rate” shall have the meaning specified in Section 7(a) and shall be adjusted, without limitation, as a result of any adjustment to the Conversion Rate pursuant to Section 7 hereof.

“Custodian” shall mean BNY Mellon Shareowner Services LLC, as custodian with respect to the Global Certificate, or any successor entity thereto.

“Daily VWAP” means the daily volume weighted average price of the Company’s Common Stock on such day on the national securities exchange on which the Common Stock is listed or quoted for trading as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time).

“Delayed Dividends” has the meaning specified in Section 3(f).

“Deposit Bank” has the meaning specified in Section 5(b).

“Depositary” means, with respect to the Series B Preferred Stock issuable or issued in the form of a Global Certificate, the person specified in Section 13 as the Depositary with respect to the Series B Preferred Stock, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Certificate, and thereafter “Depositary” shall mean or include such successor. The foregoing sentence shall likewise apply to any subsequent successor or successors.

“Dividend Payment Date” shall have the meaning specified in Section 3(a).

“Dividend Payment Record Date” shall have the meaning specified in Section 3(a).

“Dividend Periods” shall mean quarterly dividend periods commencing on the 15th day of March, June, September and December of each year and ending on and including the day preceding the fifteenth day of the next succeeding Dividend Period.

“Effective Date” shall have the meaning specified in Section 7(l).

“Event” shall have the meaning specified in Section 9(f).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” shall have the meaning specified in Section 7(p).

“5-day VWAP” means the average of the daily volume weighted average price of our common stock on the national securities exchange on which the common stock is listed or quoted for trading as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) for the relevant 5 trading days when such formula is used.

“Fundamental Change” shall have the meaning specified in Section 7(l).

“Fundamental Change Conversion Rate” shall have the meaning specified in Section 7(k).

“Fundamental Change Conversion Right” shall have the meaning specified in Section 7(k).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 7(k).

“Global Certificate” shall have the meaning specified in Section 13.

“holder,” “holder of shares of Series B Preferred Stock,” or “holder of the Series B Preferred Stock,” as applied to any share of Series B Preferred Stock, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular share of Series B Preferred Stock is registered on the Company’s stock records, which shall include the books of the Transfer Agent in respect of the Company and any stock transfer books of the Company.

“Issue Date” shall mean the first date on which shares of the Series B Preferred Stock are issued.

“Line of Credit” means the amended and restated credit agreement (amending and restating the Company’s credit agreement of November 10, 2003) with Bank of America, N.A., as administrative agent and the lenders named therein.

“Liquidation” has the meaning specified in Section 4(a).

“Mandatory Conversion” shall have the meaning specified in Section 7(n)(i).

“Mandatory Conversion Date” shall have the meaning specified in Section 7(n)(ii).

“Mandatory Conversion Notice” has the meaning specified in Section 7(n)(ii).

“Market Price” shall mean with respect to any Fundamental Change Conversion Date, the average of the Closing Sales Prices of our Common Stock for the ten consecutive Trading Days ending on the third Trading Day prior to the Fundamental Change Conversion Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first Trading Day of such Trading Day period and ending on the Fundamental Change Conversion Date of any event requiring an adjustment of the Conversion Rate; provided that in no event shall the market price be less than $0.01, subject to adjustment for share splits and combinations, reclassifications and similar events.

“Officers’ Certificate”, when used with respect to the Company, shall mean a certificate signed by (a) one of the President, the Chief Executive Officer, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word added before or after the title “Vice President”) and (b) by one of the Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary or Controller of the Company, which is delivered to the Transfer Agent.

“Parity Preferred” shall have the meaning specified in Section 7(p).

“Preferred Directors” shall have the meaning specified in Section 9(b).

“Preferred Dividend Default” shall have the meaning specified in Section 9(b).

“person” shall mean a corporation, an association, a partnership, an individual, a joint venture, a joint stock company, a trust, a limited liability company, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Reference Dividend” has the meaning specified in Section 7(d)(iv).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series B Preferred Stock” has the meaning specified in Section 1.

“spin-off” shall have the meaning specified in Section 7(d)(iii).

“Stock Price” shall have the meaning specified in Section 7(l).

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“10-day VWAP” has the meaning specified in Section 7(o).

“Trading day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Company’s Common Stock is not listed on the New York Stock Exchange, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded or quoted.

“Transfer Agent” means BNY Mellon Shareowner Services LLC or such other agent or agents of the Company as may be designated by the Board of Directors of the Company as the transfer agent for the Series B Preferred Stock.

3. Dividends.

(a) Holders of the Series B Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of the funds of the Company legally available therefor, cash dividends at the annual rate of 7.50% of the liquidation preference for each share of Series B Preferred Stock, payable in equal quarterly installments on March 15, May 15, September 15 and December 15 (each a “Dividend Payment Date”), commencing September 15, 2009 (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Directors). If September 15, 2009 or any other Dividend Payment Date shall be on a day other than a Business Day, then the Dividend Payment Date shall be on the next succeeding Business Day. Dividends on the Series B Preferred Stock will be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends and whether or not such dividends are authorized or declared, and will be payable to holders of record as they appear on the stock books of the Company at the close of business on such record dates (each such date, a “Dividend Payment Record Date”), which shall be not more than 30 days nor less than 10 days preceding the Dividend Payment Dates thereof, as shall be fixed by the Board of Directors. Dividends on the Series B Preferred Stock shall accrue (whether or not declared) on a daily basis from the Issue Date subject to the terms of Section 3(b) hereof, and accrued dividends for each Dividend Period shall accumulate to the extent not paid on the Dividend Payment Date first following the Dividend Period for which they accrue. As used herein, the term “accrued” with respect to dividends includes both accrued and accumulated dividends.

(b) The amount of dividends payable per share for each full Dividend Period for the Series B Preferred Stock shall be computed by dividing the annual dividend rate by four (rounded down to the nearest one one-hundredth (1/100) of one cent). The amount of dividends payable for the initial Dividend Period on the Series B Preferred Stock, or any other period shorter or longer than a full Dividend Period on the Series B Preferred Stock, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of Series B Preferred Stock called for redemption on a redemption date falling between the close of business on a Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date shall, in lieu of receiving such dividend on the Dividend Payment Date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption (unless such holders convert such shares in accordance with Section 7 hereof). Holders of shares of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

(c) So long as any shares of Series B Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Company ranking, as to dividends, on a parity with the Series B Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all Dividend Periods terminating on or prior to the applicable Dividend Payment Date. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of Series B Preferred Stock and any other class or series of stock ranking on a parity as to dividends with Series B Preferred Stock, all dividends declared upon shares of Series B Preferred Stock and all dividends declared upon such other stock shall be declared pro rata so that the amounts of dividends per share declared on the Series B Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series B Preferred Stock and on such other stock bear to each other.

(d) So long as any shares of the Series B Preferred Stock are outstanding, no other stock of the Company ranking on a parity with the Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Company or any Subsidiary unless (i) the full cumulative dividends, if any, accrued on all outstanding shares of Series B Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Stock.

(e) So long as any shares of the Series B Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other stock ranking junior to the Series B Preferred Stock, as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment, in each case upon the Common Stock or any other stock of the Company ranking junior to the Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall any Common Stock nor any other such stock of the Company ranking junior to the Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Company or any Subsidiary (except (A) by conversion into or exchange for stock of the Company ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution or winding up; (B) repurchases of unvested shares of the Company’s capital stock at cost upon termination of employment or consultancy of the holder thereof, provided such repurchases are approved by the Board of Directors of the Company in good faith or (C) with respect to any withholding in connection with the payment of exercise prices or withholding taxes relating to employee equity awards) unless, in each case (i) the full cumulative dividends, if any, accrued on all outstanding shares of Series B Preferred Stock and any other stock of the Company ranking on a parity with the Series B Preferred Stock as to dividends shall have been paid or set apart for payment for all past Dividend Periods and all past dividend periods with respect to such other stock and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Stock and for the current dividend period with respect to any other stock of the Company ranking on a parity with the Series B Preferred Stock as to dividends.

(f) Dividends in arrears on the Series B Preferred Stock in respect of a dividend period not declared for payment (“Delayed Dividends”) may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Dividend Payment Date, to the Holders of record as they appear on the stock register of the Company on a record date selected by the Board of Directors, which shall (a) not precede the date the Board of Directors declares the dividend payable and (b) not be more than 30 days prior to the date the dividend is paid.

(g) The Company hereby agrees that, until it receives the shareholder approval to issue shares of Common Stock upon conversion of all of the shares of the Series B Preferred Stock in accordance with Section 7(p), it will not enter into any agreement, including agreements relating to the Company’s indebtedness or any future series of preferred stock, that would restrict or prevent the Company’s ability to pay cash upon conversion of the Series B Preferred Stock; provided, however, that the Company may amend, refund or refinance, in whole or in part, the Line of Credit so long as the terms of such amendment, refunding or refinancing are no more restrictive to the holders of Series B Preferred Stock than the terms of the Line of Credit as amended and supplemented through June 9, 2009, as determined in good-faith by the Board of Directors.

4. Liquidation Preference.

(a) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company (for the purposes of this Section 4, a “Liquidation”), before any distribution of assets shall be made to the holders of Common Stock or the holders of any other stock of the Company that ranks junior to the Preferred Stock upon Liquidation, but after payment of or provision for the Company’s debts, and other liabilities or other stock of the Company that ranks senior to the Series B Preferred Stock upon Liquidation, the holder of each share of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders, an amount equal to liquidation preference of $100 per share plus all dividends accrued and unpaid on such share up to the date of distribution of the assets of the Company to the holders of Series B Preferred Stock, and the holders of any class or series of preferred stock ranking on a parity with the Series B Preferred Stock as to Liquidation shall be entitled to receive the full respective liquidation preferences (including any premium) to which they are entitled and shall receive all accrued and unpaid dividends with respect to their respective shares through and including the date of distribution.

(b) If upon any Liquidation of the Company, the assets available for distribution to the holders of Series B Preferred Stock and any other stock of the Company ranking on a parity with the Series B Preferred Stock upon Liquidation which shall then be outstanding shall be insufficient to pay the holders of all outstanding shares of Series B Preferred Stock and all other such parity stock the full amounts of the liquidating distribution to which they shall be entitled (including all dividends accrued and unpaid), then the holders of each series of such stock will share ratably in any such distribution of assets in proportion to their full respective liquidating distributions to which such holders would otherwise be respectively entitled. After payment of any such liquidating preference and accrued dividends, the holders of shares of the Series B Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

(c) For purposes of this Section 4, a Liquidation shall not include (i) any consolidation or merger of the Company with or into any other person, corporation, trust or other entity or (ii) a voluntary sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets to another corporation unless in connection therewith the Liquidation of the Company is specifically approved by all requisite corporate action.

(d) The holder of any shares of Series B Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 4 until such holder shall cause to be delivered to the Company (i) the certificate(s) representing such shares of Series B Preferred Stock and (ii) transfer instrument(s) reasonably satisfactory to the Company and sufficient to transfer such shares of Series B Preferred Stock to the Company free of any adverse interest. No interest shall accrue on any payment upon Liquidation after the due date thereof.

(e) Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not fewer than 30 or more than 60 days prior to the payment date stated therein, to each record holder of shares of Series B Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Company.

5. Redemption at the Option of the Company.

(a) Series B Preferred Stock may not be redeemed by the Company prior to June 20, 2012. On or after June 20, 2012, the Company may, at its option, redeem the shares of Series B Preferred Stock, in whole or in part, out of funds legally available therefor, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below, at a price equal to the liquidation preference of $100, plus an amount equal to accrued and unpaid dividends, if any, to, but excluding, the date fixed for redemption, whether or not earned or declared.

If the applicable redemption date is a Dividend Payment Date, the quarterly payment of dividends becoming due on such date shall be payable to the holders of such shares of Series B Preferred Stock registered as such on the relevant record date subject to the terms and provisions of Section 3. If the applicable redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, (a) the Company shall pay the full amount of accumulated and unpaid dividends payable on such Dividend Payment Date only to the holder of record at the close of business on the corresponding Dividend Record Date and (b) the redemption price payable on the redemption date shall include only the liquidation preference, but shall not include any amount in respect of dividends declared and payable on such corresponding Dividend Payment Date.

No sinking fund, mandatory redemption or other similar provision shall apply to the Series B Preferred Stock.

(b) In case the Company shall desire to exercise the right to redeem the shares of Series B Preferred Stock, in whole or in part, pursuant to Section 5(a), it shall fix a date for redemption, and it, or at its request (which must be received by the Transfer Agent at least ten (10) Business Days prior to the date the Transfer Agent is requested to give notice as described below unless a shorter period is agreed to by the Transfer Agent) the Transfer Agent in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption at least fifteen (15) and not more than forty-five (45) days prior to the date fixed for redemption to the holders of the shares of Series B Preferred Stock so to be redeemed at their last addresses as the same appear on the Company’s stock records (provided that if the Company shall give such notice, it shall also give such notice, and notice of the shares of Series B Preferred Stock to be redeemed, to the Transfer Agent). Such mailing shall be by first class mail, postage pre-paid. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any share of Series B Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other share of Series B Preferred Stock.

In addition to any information required by law, each such notice of redemption shall specify the following:

•	the number of shares of Series B Preferred Stock to be redeemed,

•	the date fixed for redemption,

•	the redemption price at which such shares of Series B Preferred Stock are to be redeemed,

•	the place or places of payment, and that payment will be made upon presentation and surrender of the certificate or certificates representing such shares of Series B Preferred Stock,

•	that unpaid dividends accrued to, but excluding, the date fixed for redemption will be paid as specified in said notice,

•	that on and after said date dividends thereon or on the portion thereof to be redeemed will cease to accrue, and

•	the then current Conversion Rate and approximate Conversion Price and the date on which the right to convert such shares of Series B Preferred Stock into Common Stock will expire.

On or prior to the redemption date specified in the notice of redemption given as provided in this Section 5(b), the Company will deposit with a bank or trust company having an office or agency in the Borough of Manhattan, The City of New York and having a combined capital and surplus of at least $50,000,000 (the “Deposit Bank”) an amount of money sufficient to redeem on the redemption date all the shares of Series B Preferred Stock so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued and unpaid dividends to, but excluding, the date fixed for redemption; provided that if such payment is made on the redemption date it must be received by the Deposit Bank by 10:00 a.m. New York City time, on such redemption date. If any shares of Series B Preferred Stock called for redemption are converted pursuant hereto, any money deposited with the Deposit Bank or so segregated and held in trust for the redemption of such shares of Series B Preferred Stock shall be paid to the Company upon its request, or, if then held by the Company shall be discharged from such trust. The Company shall be entitled to make any deposit of funds contemplated by this Section 5 under arrangements designed to permit such funds to generate interest or other income for the Company, and the Company shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this Section 5, provided that the Company shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy. If the conditions precedent to the disbursement of any funds deposited by the Company pursuant to this Section 5 shall not have been satisfied within two years after the establishment of such funds, then (i) such funds shall be returned to the Company upon its request, (ii) after such return, such funds shall be free of any trust which shall have been impressed upon them, (iii) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the Company for such payment, subject to applicable escheat laws, and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the Company.

If fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of Series B Preferred Stock not previously called for redemption by lot or pro rata (as near as may be) or by any other equitable method determined by the Company in its sole discretion.

(c) If notice of redemption has been given as above provided, on and after the date fixed for redemption (unless the Company shall default in the payment of the redemption price, together with accrued and unpaid dividends to, but excluding, said date), dividends on such shares of Series B Preferred Stock so called for redemption shall cease to accrue and such shares of Series B Preferred Stock shall be deemed no longer outstanding and the holders thereof shall have no right in respect of such shares of Series B Preferred Stock except the right to receive the redemption price thereof and accrued and unpaid dividends to, but excluding, the date fixed for redemption, without interest thereon. On presentation and surrender of the certificate or certificates representing such shares of Series B Preferred Stock at a place of payment specified in said notice, such shares of Series B Preferred Stock to be redeemed shall be redeemed by the Company at the applicable redemption price, together with unpaid dividends accrued thereon to, but excluding, the date fixed for redemption; provided that, if the applicable redemption date is a Dividend Payment Date, the quarterly payment of dividends becoming due on such date shall be payable to the holders of such shares of Series B Preferred Stock registered as such on the relevant record date subject to the terms and provisions of Section 3.

If fewer than all the shares of Series B Preferred Stock represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

(d) In connection with any redemption of Series B Preferred Stock, the Company may arrange for the purchase and conversion of any Series B Preferred Stock by an agreement with one or more investment bankers or other purchasers to purchase such Series B Preferred Stock by paying to the Deposit Bank in trust for the holders of Series B Preferred Stock, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with unpaid dividends accrued to, but excluding, the date fixed for redemption, of such Series B Preferred Stock. Notwithstanding anything to the contrary contained in this Section 5, the obligation of the Company to pay the redemption price of such Series B Preferred Stock, together with unpaid dividends accrued to, but excluding, the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Deposit Bank prior to the date fixed for redemption, any certificate representing the Series B Preferred Stock so converted not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Section 7) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Series B Preferred Stock shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Deposit Bank shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Series B Preferred Stock.

6. Shares to Be Retired. Any share of Series B Preferred Stock converted, redeemed or otherwise acquired by the Company shall be retired and canceled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as shares of preferred stock of one or more series.

7. Conversion. Holders of shares of Series B Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

(a) Subject to and upon compliance with the provisions of this Section 7, a holder of any shares of Series B Preferred Stock shall have the right, at such holder’s option, at any time after the Issue Date (except that, with respect to any shares of Series B Preferred Stock which shall be called for redemption, such right shall terminate at the close of business on the Trading Day immediately preceding the date fixed for redemption of such shares of Series B Preferred Stock unless the Company shall default in payment due upon redemption thereof) to convert any of such shares (provided however, that a holder may only convert whole shares of Series B Preferred Stock, and not a fractional share of Series B Preferred Stock) into 14.1844 shares per $100 liquidation preference of Series B Preferred Stock (the “Conversion Rate”) of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted), as adjusted in accordance with this Section 7, by surrender of the certificate or certificates representing such share of Series B Preferred Stock so to be converted in the manner provided in Section 7(b). As used herein, the initial “Conversion Price” shall mean approximately $7.05 per share. A holder of the Series B Preferred Stock is not entitled to any rights of a holder of Common Stock until such holder has converted his Series B Preferred Stock to Common Stock, and only to the extent such Series B Preferred Stock is deemed to have been converted to Common Stock under this Section 7.

(b) In order to exercise the conversion right if a holder’s Series B Preferred Stock is represented by physical certificates, the holder of the Series B Preferred Stock to be converted shall surrender the certificate or certificates (with the notice of conversion (the “Conversion Notice”), the form of which is set forth in Section 14(a), on the reverse of the certificate or certificates duly completed) representing the number of shares to be so converted, duly endorsed, at an office or agency of the Transfer Agent in the Borough of Manhattan, The City of New York, and shall give written notice of conversion to the office or agency that the holder elects to convert such number of shares of Series B Preferred Stock specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be of Common Stock issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 7(f). If a holder’s shares of Series B Preferred Stock are represented by a global Series B Preferred Stock certificate, such holder must comply with the Depositary’s procedures for converting a beneficial interest in such global Series B Preferred Stock, and shall pay any transfer taxes, if required pursuant to Section 7(f). Each such share of Series B Preferred Stock surrendered for conversion shall, unless the shares of Common Stock issuable on conversion are to be issued in the same name in which such share of Series B Preferred Stock is registered, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

As promptly as practicable, but in any event within three (3) Business Days, after satisfaction of the requirements for conversion set forth above, the Company shall issue and shall deliver to such holder or, if shares of Common Stock issuable on conversion are to be issued in a name other than that in which such share of Series B Preferred Stock to be converted is registered (as if such transfer were a transfer of the share of Series B

Preferred Stock so converted), to such other person, at the office or agency of the Transfer Agent in the Borough of Manhattan, The City of New York, the certificate or certificates representing the number of shares of Common Stock issuable, or the cash payment to be made, upon the conversion of such share of Series B Preferred Stock or a portion thereof in accordance with the provisions of this Section 7 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 7(c) (which payment, if any, shall be paid no later than three (3) Business Days after satisfaction of the requirements for conversion set forth above).

Each conversion shall be deemed to have been effected on the date on which the requirements set forth above in this Section 7(b) have been satisfied as to such share of Series B Preferred Stock so converted, and the person in whose name any certificate or certificates for the shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that if any such surrender occurs on any date when the stock transfer books of the Company shall be closed, the conversion shall be effected on the next succeeding day on which such stock transfer books are open, and the person in whose name the certificates are to be issued shall be the record holder thereof for all purposes, but such conversion shall be at the Conversion Price in effect on the date upon which certificate or certificates representing such shares of Series B Preferred Stock shall be surrendered. All shares of Common Stock delivered upon conversion of the Series B Preferred Stock will, upon delivery, be duly authorized, validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

In the case of any share of Series B Preferred Stock which is converted after any record date with respect to the payment of a dividend on the Series B Preferred Stock and prior to the close of business on the Business Day prior to the next succeeding Dividend Payment Date, the dividend due on such Dividend Payment Date shall be payable on such Dividend Payment Date to the holder of record of such share as of such preceding record date notwithstanding such conversion; provided that shares of Series B Preferred Stock surrendered for conversion during the period between the close of business on any record date with respect to the payment of a dividend on the Series B Preferred Stock and prior to the close of business on the Business Day prior to the next succeeding Dividend Payment Date must (except (i) in the case of shares of Series B Preferred Stock which have been called for redemption or for which the Company has issued Forced Conversion Notice pursuant to the provisions of this Certificate (ii) if a Fundamental Change shall have occurred or the Company has given notice of an anticipated Fundamental Change or (iii) to the extent of any accrued and unpaid dividends (for dividend periods other than the current dividend payment period)) be accompanied by payment in cash to the Company of an amount equal to the dividend payable on such Dividend Payment Date on the shares of Series B Preferred Stock being surrendered for conversion. The Transfer Agent shall not be required to accept for conversion any shares of Series B Preferred Stock not accompanied by any payment required by the preceding sentence. Except as provided in this paragraph, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Series B Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

(c) In connection with the conversion of any shares of Series B Preferred Stock, a portion of such shares may be converted; however, no fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of the Series B Preferred Stock. If any fractional share of stock otherwise would be issuable upon the conversion of the Series B Preferred Stock, the Company shall make a payment therefore in cash to the holder of the Series B Preferred Stock based on the current market value of the Common Stock. The current market value of a share of Common Stock shall be the Closing Sale Price on the first Trading Day immediately preceding the day on which the Series B Preferred Stock (or a specified portion thereof) is deemed to have been converted. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered.

(d) The Conversion Rate shall be adjusted from time to time by the Company as follows:

(i) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock to all holders of Common Stock, or if the Company effects a share split or share combination, the conversion rate shall be adjusted based on the following formula:

CR1 = CR0 x OS1/OS0

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

OS 1 = the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination; and

OS0 = the number of shares of Common Stock outstanding immediately prior to such dividend or distribution, or the effective date of such share split or share combination.

Any adjustment made pursuant to this paragraph (i) shall become effective at the open of business on (x) the ex-dividend date for such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (i) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(ii) If the Company distributes to all holders of Common Stock any rights, warrants or options entitling them, for a period expiring not more than 60 days after the date of issuance of such rights, warrants or options, to subscribe for or purchase shares of Common Stock at a price per share that is less than the Closing Sale Price per share of Common Stock on the business day immediately preceding the time of announcement of such distribution, the Company shall adjust the conversion rate based on the following formula:

CR1 = CR0 x (OS0+X)/(OS0+Y)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such distribution;

OS0 = the number of shares of Common Stock outstanding immediately prior to the ex-dividend date for such distribution;

X = the aggregate number of shares of Common Stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the average of the Closing Sale Price per share of Common Stock for the 10 consecutive Trading Days ending on the business day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

For purposes of this paragraph (ii), in determining whether any rights, warrants or options entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than the applicable Closing Sale Price per share of Common Stock, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration the Company receives for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Company’s Board of Directors. If any right, warrant or option described in this paragraph (ii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the Company shall adjust the new conversion rate to the conversion rate that would then be in effect if such right, warrant or option had not been so issued.

(iii) If the Company distributes shares of its capital stock, evidence of indebtedness or other assets or property to all holders of Common Stock, excluding (A) dividends, distributions, rights, warrants or options referred to in paragraph (i) or (ii) above; (B) dividends or distributions paid exclusively in cash; and (C) spin-offs, as described below in this paragraph (iii) then the Company shall adjust the conversion rate based on the following formula:

CR1 = CR0 x SP0/(SP0 – FMV)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such distribution;

SP0 = the average of the Closing Sale Price per share of Common Stock for the 10 consecutive Trading Days ending on the business day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined in good faith by the Company’s board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the earlier of the record date or the ex-dividend date for such distribution;

provided that if “FMV” with respect to any distribution of shares of capital stock, evidences of indebtedness or other assets or property of the Company is equal to or greater than “SP0” with respect to such distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series B Preferred Stock shall have the right to receive on the date such shares of capital stock, evidences of indebtedness or other assets or property of the Company are distributed to holders of Common Stock, for each share of Series B Preferred Stock, the amount of shares of capital stock, evidences of indebtedness or other assets or property of the Company such holder of Series B Preferred Stock would have received had such holder of Series B Preferred Stock owned a number of shares of Common Stock equal to a fraction the numerator of which is the product of the conversion rate in effect on the ex-dividend date for such distribution, and the aggregate liquidation preference of Series B Preferred Stock held by such holder and the denominator of which is one hundred ($100.00).

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall become effective on the ex-dividend date for such distribution.

If the Company distributes to all holders of Common Stock capital stock of any class or series, or similar equity interest, of or relating to one of the Company’s subsidiaries or other business unit (a “spin-off”) the conversion rate in effect immediately before the 10th Trading Day from and including the effective date of the spin-off shall be adjusted based on the following formula:

CR1 = CR0 x (FMV0+MP0 )/ MP0

where

CR0 = the conversion rate in effect immediately prior to the 10th Trading Day immediately following, and including, the effective date of the spin-off;

CR1 = the new conversion rate in effect immediately on and after the 10th Trading Day immediately following, and including, the effective date of the spin-off;

FMV0 = the average of the Closing Sale Prices per share of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Days after the effective date of the spin-off; and

MP0 = the average of the Closing Sale Prices per share of Common Stock over the first 10 consecutive Trading Days after the effective date of the spin-off.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall occur on the 10th Trading Day from and including the effective date of the spin-off; provided that in respect of any conversion within the 10 Trading Days following the effective date of any spin-off, references within this paragraph (iii) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such spin-off and the Conversion Date in determining the applicable conversion rate.

If any such dividend or distribution described in this paragraph (iii) is declared but not paid or made, the new conversion rate shall be re-adjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(iv) If the Company makes any cash dividend or distribution to all holders of outstanding shares of Common Stock (excluding any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up) during any of its quarterly fiscal periods in an aggregate amount that, together with other cash dividends or distributions made during such quarterly fiscal period, exceeds the product of $0.01 (the “reference dividend”), multiplied by the number of shares of Common Stock outstanding on the record date for such distribution, the conversion rate shall be adjusted based on the following formula:

CR1 = CR0 x SP0/(SP0 – C)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately after the ex-dividend date for such distribution;

SP0 = the average of the Closing Sale Price per share of Common Stock for the 10 consecutive Trading Days ending on the business day immediately preceding the earlier of the record date or the day prior to the ex-dividend date for such distribution; and

C = the amount in cash per share that the Company distributes to holders of Common Stock that exceeds the reference dividend;

provided that if “C” with respect to any such cash dividend or distribution is equal to or greater than “SP0” with respect to any such cash dividend or distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series B Preferred Stock shall have the right to receive on the date such cash is distributed to holders of Common Stock, for each share of Series B Preferred Stock, the amount of cash such holder of Series B Preferred Stock would have received had such holder of Series B Preferred Stock owned a number of shares of Common Stock equal to a fraction the numerator of which is the product of the conversion rate in effect on the ex-dividend date for such dividend or distribution, and the aggregate principal amount of Series B Preferred Stock held by such holder and the denominator of which is one hundred ($100.00).

An adjustment to the conversion rate made pursuant to this paragraph (iv) shall become effective on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in this paragraph (iv) is declared but not so paid or made, the new conversion rate shall be re-adjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

The reference dividend amount is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment shall be made to the reference dividend amount for any adjustment made to the conversion rate under this paragraph (iv).

Notwithstanding the foregoing, if an adjustment is required to be made under this paragraph (iv) as a result of a distribution that is not a quarterly dividend, the reference dividend amount shall be deemed to be zero.

(v) If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the conversion rate shall be adjusted based on the following formula:

CR1 = CR0 × (AC + (SP1 × OS1))/(SP1 × OS0)

where

CR0 = the conversion rate in effect on the day immediately following the date such tender or exchange offer expires;

CR1 = the conversion rate in effect on the second day immediately following the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the Company’s board of directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1 = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1 = the Closing Sale Price per share of Common Stock for the Trading Day immediately following the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate shall be made.

Any adjustment to the conversion rate made pursuant to this paragraph (v) shall become effective on the second day immediately following the date such tender offer or exchange offer expires. If the Company or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Company shall re-adjust the new conversion rate to be the conversion rate that would be in effect if such tender or exchange offer had not been made.

(vi) If the Company has in effect a rights plan while any shares of Series B Preferred Stock remain outstanding, holders of shares of Series B Preferred Stock shall receive, upon a conversion of such shares in respect of which the Company has elected to deliver shares of Common Stock, in addition to such shares of Common Stock, rights under the Company’s stockholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from Common Stock. If the rights provided for in any rights plan that the Company’s Board of Directors may adopt have separated from the Common Stock in accordance with the provisions of the rights plan so that holders of shares of Series B Preferred Stock would not be entitled to receive any rights in respect of Common Stock that the Company elects to deliver upon conversion of shares of

Series B Preferred Stock, the Company shall adjust the conversion rate at the time of separation as if the Company had distributed to all holders of the Company’s capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

(vii) In no event shall the Conversion Price be reduced below $0.01, subject to adjustment for share splits and combinations and similar events.

(viii) The Company shall not make any adjustment to the conversion rate if holders of shares of Series B Preferred Stock are permitted to participate, on an as-converted basis, in the transactions described in paragraphs (i) through (vi) above.

(ix) The conversion rate shall not be adjusted except as specifically set forth in this Section 7. Without limiting the foregoing, the conversion rate shall not be adjusted for (A) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities or the investment of additional optional amounts in shares of Common Stock under any plan; (B) the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any of the Company’s present or future employee, director, trustee or consultant benefit plans, employee agreements or arrangements or programs; (C) the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date shares of Series B Preferred Stock were first issued; (D) a change in the par value of Common Stock; (E) accumulated and unpaid dividends or distributions on the Series B Preferred Stock, except as otherwise provided in this Certificate of Designations; or (F) the issuance of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Company’s Common Stock or the payment of cash upon repurchase or redemption thereof, except as otherwise provided in this Section 7.

(x) No adjustment in the conversion rate shall be required unless the adjustment would require an increase or decrease of at least 1% of the conversion rate. If the adjustment is not made because the adjustment does not change the conversion rate by at least 1%, then the adjustment that is not made shall be carried forward and taken into account in any future adjustment. All required calculations shall be made to the nearest cent or 1/10,000th of a share, as the case may be. Notwithstanding the foregoing, if the shares of Series B Preferred Stock are called for redemption, all adjustments not previously made shall be made on the applicable redemption date.

(xi) To the extent permitted by law, the Company may, from time to time, increase the Conversion Rate for a period of at least 20 days if its Board of Directors determines that such an increase would be in Company’s best interests. Any such determination by the Company’s Board of Directors will be conclusive. In addition, the Company may increase the Conversion Rate if its board of Directors deems it advisable to avoid or diminish any income tax to common stockholders resulting from any distribution of Common Stock or similar event. The Company will give holders of shares of the Series B Preferred Stock at least 15 business days’ notice of any increase in the conversion rate.

(xii) Except as described in this Section 7, the Company shall not adjust the conversion rate for any issuance of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible, exchangeable or exercisable securities.

(xiii) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Transfer Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each holder of the Series B Preferred Stock at his last address appearing on the Company’s stock records, within ten

(10) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(xiv) In any case in which this Section 7(d) provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder of Series B Preferred Stock any amount in cash in lieu of any fraction pursuant to Section 7(c).

(xv) For purposes of this Section 7(d), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(e) In the event that the Company shall be a party to any of the following transactions (each, a “Business Combination”): (i) any recapitalization, reclassification or change of shares of Common Stock (other than as a result of a subdivision or combination of Common Stock), (ii) any consolidation, merger or combination of the Company into any other person, or any consolidation, merger or combination of another person into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), (iii) any sale, transfer, conveyance or lease to another person of all or substantially all of the property and assets of the Company (other than to one or more of its subsidiaries) or (iv) any statutory share exchange; in each case, as a result of which shareholders of Common Stock shall be entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for the Common Stock, then appropriate provision shall be made so that the holder of each share of Series B Preferred Stock then outstanding shall have the right thereafter to convert such Series B Preferred Stock only into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) that the holders of the Series B Preferred Stock would have owned or been entitled to receive upon such Business Combination as if such holder of shares of Series B Preferred Stock held a number of shares of Common Stock equal to the Conversion Rate in effect on the effective date for such Business Combination, multiplied by the number of shares of Series B Preferred Stock held by such holder of shares of Series B Preferred Stock. If such Business Combination also constitutes a Fundamental Change, a holder of shares of Series B Preferred Stock converting such shares will not receive any Additional Common Stock if such holder does not convert its shares of our Series B Preferred Stock “in connection with” (as described in Section 7(l) below) the relevant Fundamental Change. In the event that the Company’s common stockholders have the opportunity to elect the form of consideration to be received in such Business Combination, the Company will make adequate provision whereby the holders of shares of Series B Preferred Stock shall have a reasonable opportunity to determine the form of consideration into which all of the shares of the Series B Preferred Stock, treated as a single class, shall be convertible from and after the effective date of such Business Combination. Such determination shall be based on the weighted average of elections made by the holders of shares of the Series B Preferred Stock who participate in such determination, shall be subject to any limitations to which all of the Company’s common stockholders are subject, such as pro rata reductions applicable to any portion of the consideration payable in such Business Combination, and shall be conducted in such a manner as to be completed by the date which is the earliest of (1) the deadline for elections to be made by the Company’s common stockholders and (2) two business days prior to the anticipated effective date of the Business Combination.

The Company will provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by the holders of shares of the Series B Preferred Stock (and the weighted average of elections), by posting such notice with DTC and providing a copy of such notice to the Transfer

Agent. If the effective date of a Business Combination is delayed beyond the initially anticipated effective date, the holders of shares of the Series B Preferred Stock will be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. We may not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of shares of our Series B Preferred Stock to convert such holder’s shares of our Series B Preferred Stock into shares of our common stock prior to the effective date.

(f) The company formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Company’s shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in this Section 7. The above provisions shall similarly apply to successive transactions of the type described in this Section 7(e).

(g) The issue of stock certificates representing the shares of Common Stock on conversions of the Series B Preferred Stock shall be made without charge to the converting holder of the Series B Preferred Stock for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than the name in which the shares of Series B Preferred Stock with respect to which such shares of Common Stock are issued are registered, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(h) The Company covenants that all shares of Common Stock which may be delivered upon conversion of shares of Series B Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, a sufficient number of shares of Common Stock for the purpose of effecting conversions of shares of Series B Preferred Stock not theretofore converted into Common Stock. For purposes of this reservation of Common Stock, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all outstanding shares of Preferred stock were held by a single holder. The issuance of shares of Common Stock upon conversion of shares of Series B Preferred Stock is authorized in all respects.

The Company shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Series B Preferred Stock.

Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

The Company covenants that if any shares of Common Stock to be issued or provided for pursuant to this Certificate hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued or provided for pursuant to this Certificate, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

The Company further covenants that if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series B Preferred Stock.

(i) In case:

(i) the Company shall declare a dividend (or any other distribution) on its Common Stock (that would require an adjustment in the Conversion Price pursuant to Section 7(d)); or

(ii) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(iii) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Transfer Agent and to be mailed to each holder of the Series B Preferred Stock at his address appearing on the Company’s stock records, as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

(j) [RESERVED].

(k) (i) In the event of a Fundamental Change, when the Stock Price of Common Stock described in Section 7(l) below is less than $5.92 per share, then each holder of Series B Preferred Stock shall have the special right (the “Fundamental Change Conversion Right”), in addition to any other applicable conversion right, to convert some or all of the Series B Preferred Stock on the relevant Fundamental Change Conversion Date into a number of shares of Common Stock per $100 liquidation preference equal to such liquidation preference plus an amount equal to accrued and unpaid dividends to, but not including, such Fundamental Change Conversion Date, divided by 97.5% of the Market Price of Common Stock (the “Fundamental Change Conversion Rate”). The Market Price of Common Stock shall be determined prior to the applicable Fundamental Change Conversion Date. A holder of Series B Preferred Stock which has elected to convert such shares otherwise than pursuant to the Fundamental Change Conversion Right shall not be able to exercise the Fundamental Change Conversion Right.

(ii) If a holder of Series B Preferred Stock elects to convert Series B Preferred Stock as described in Section 7(j)(i), the Company may elect to repurchase, in lieu of that conversion, and if permitted by law and the terms of any of the Company’s then-existing agreements, including the Line of Credit, for cash some or all of such Series B Preferred Stock at a repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the liquidation preference of the Series B Preferred Stock to be repurchased plus an amount equal to accrued and unpaid dividends to, but not including, such Fundamental Change Conversion Date, or the Fundamental Change Repurchase Price; provided that if the relevant Fundamental Change Conversion Date is on a date that is after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, the Company shall pay such dividends to the holder of record on the corresponding Dividend Record Date, which may or may not be the same person to whom the Company will pay the Fundamental Change Repurchase Price, and the Fundamental Change Repurchase Price shall be equal to 100% of the liquidation preference of the Series B Preferred Stock to be repurchased.

(iii) If the Company elects to repurchase Series B Preferred Stock that would otherwise be converted into Common Stock on a Fundamental Change Conversion Date, such Series B Preferred Stock shall not be converted into Common Stock and the holder of such shares shall be entitled to receive the Fundamental Change Repurchase Price in cash from the Company.

(iv) Until the Company has received the shareholder approval described in Section 7(p) and subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock issuable in connection with the exercise of the Fundamental Change Conversion Right may not exceed 12,895,907 shares of Common Stock. If the number of shares of Common Stock issuable upon such conversion would exceed 12,895,907 shares, the Company shall satisfy the remainder of such conversion in cash equal to the product of: (a) the number of shares of common stock for which the Company was unable to issue Common Stock and (b) the 5-day VWAP. The Company agrees that it shall not enter into any agreement or transaction that would result in a Fundamental Change unless (i) the terms of such agreement or transaction are consistent with the preceding and (ii) the Company is then able to convert all of the outstanding shares of Series B Preferred Stock into either the Common Stock or cash that it is required to deliver in accordance with this Section 7(n).

(v) Within 15 days after the occurrence of a Fundamental Change, the Company shall provide to the holders of Series B Preferred Stock and the Company’s Transfer Agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right. Such notice shall state (a) the events constituting the Fundamental Change; (b) the date of the Fundamental Change; (c) the last date on which the holders of Series B Preferred Stock may exercise the Fundamental Change Conversion Right; (d) to the extent applicable, the Fundamental Change Conversion Rate and the Fundamental Change Repurchase Price; (e) that the Company may elect to repurchase some or all of the Series B Preferred Stock as to which the Fundamental Change Conversion Right may be exercised; (f) the method of calculating the Market Price of Common Stock; (g) the Fundamental Change Conversion Date; (h) the name and address of the paying agent and the conversion agent; (i) the Conversion Rate and any adjustment to the Conversion Rate that shall result from the Fundamental Change; (j) that Series B Preferred Stock as to which the Fundamental Change Conversion Right has been exercised may be converted at the applicable Conversion Rate, if otherwise convertible, only if the notice of exercise of the Fundamental Change Conversion Right has been properly withdrawn; and (k) the procedures that the holders of Series B Preferred Stock must follow to exercise the Fundamental Change Conversion Right.

(vi) The Company shall also issue a press release for publication on the Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Company’s website, in any event prior to the opening of business on the first Trading Day following any date on which the Company provides such notice to the holders of Series B Preferred Stock.

(vii) The Fundamental Change Conversion Date shall be a date no less than 20 days nor more than 35 days after the date on which the Company gives the notice described in Section 7(j)(v). To exercise the Fundamental Change Conversion Right, the holder of Series B Preferred Stock shall deliver, on or before the close of business on the Fundamental Change Conversion Date, the Series B Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Company’s transfer agent. The conversion notice shall state (a) the relevant Fundamental Change Conversion Date; (b) the number of shares of Series B Preferred Stock to be converted; and (c) that the

Series B Preferred Stock is to be converted pursuant to the applicable provisions of the Series B Preferred Stock. Notwithstanding the foregoing, if the Series B Preferred Stock is held in global form, the conversion notice shall comply with applicable DTC procedures.

(viii) Holders of Series B Preferred Stock may withdraw any notice of exercise of their Fundamental Change Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Company’s transfer agent prior to the close of business on the business day prior to the Fundamental Change Conversion Date. The notice of withdrawal shall state (a) the number of withdrawn shares of Series B Preferred Stock; (b) if certificated shares of Series B Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series B Preferred Stock; and (c) the number of shares of the Series B Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the Series B Preferred Stock is held in global form, the notice of withdrawal shall comply with applicable DTC procedures.

(ix) Series B Preferred Stock as to which the Fundamental Change Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into shares of Common Stock in accordance with the Fundamental Change Conversion Right on the Fundamental Change Conversion Date, unless the Company has elected to repurchase such Series B Preferred Stock.

(x) The holder of any shares of Series B Preferred Stock which the Company has elected to repurchase and as to which the conversion election has not been properly withdrawn shall receive payment of the Fundamental Change Repurchase Price promptly following the later of the Fundamental Change Conversion Date or the time of book-entry transfer or delivery of the Series B Preferred Stock. If the paying agent holds cash sufficient to pay the Fundamental Change Repurchase Price of the Series B Preferred Stock on the business day following the Fundamental Change Conversion Date, then (a) the Series B Preferred Stock shall cease to be outstanding and dividends shall cease to accrue (whether or not book-entry transfer of the Series B Preferred Stock is made or whether or not the Series B Preferred Stock certificate is delivered to the Company’s transfer agent); and (b) all of the other rights of the holder of Series B Preferred Stock shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Series B Preferred Stock).

(l) If a Fundamental Change occurs on or prior to June 15, 2012 and a holder converts its Series B Preferred Stock in connection with such Fundamental Change, the Company will adjust the Conversion Rate by increasing the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock by a number of additional shares of Common Stock (the “Additional Common Stock”) as set forth below. A conversion of the Series B Preferred Stock will be deemed for these purposes to be “in connection with” a Fundamental Change if the conversion date occurs from and including the date notice of such Fundamental Change is delivered to, and including, the Fundamental Change Conversion Date for that Fundamental Change.

The Company will also give notice by mail or by publication (with subsequent prompt notice by mail) to holders of the Series B Preferred Stock and will post such notice with DTC and provide a copy of such notice to the Transfer Agent of the anticipated effective date of any proposed Fundamental Change which will occur on or prior to June 15, 2012. The Company must make this mailing or publication at least 15 days before the anticipated effective date of the Fundamental Change. In addition, no later than the third business day after the completion of such Fundamental Change, the Company must make an additional notice announcing such completion.

The number of shares of Additional Common Stock will be determined by reference to the table below, based on the date on which such Fundamental Change becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share for the Common Stock in such Fundamental Change. If Holders of Common Stock receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share in the transaction. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Common Stock on the ten consecutive Trading Days prior to but not including the effective date of such Fundamental Change. The Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the ex-dividend date of the event occurs, at any time during those ten consecutive Trading Days.

The Stock Prices and number of shares of Additional Common Stock set forth in the table below will be adjusted as of any date on which the Conversion Price is adjusted. On such date, the Stock Prices shall be adjusted by multiplying:

(i) the Stock Prices applicable immediately prior to such adjustment, by

(ii) a fraction, of which

(1) the numerator shall be the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment, and

(2) the denominator shall be the Conversion Rate as so adjusted.

The number of shares of Additional Common Stock shall be correspondingly adjusted in the same manner as the adjustments described in Section 7(d) above.

The following table sets forth the Stock Price and number of shares of Additional Common Stock issuable per $100 liquidation preference of the Series B Preferred Stock that will be added to the conversion rate applicable to the Series B Preferred Stock that is converted in connection with a Fundamental Change on or prior to June 15, 2012:

	Stock Price
Effective Date	$5.92	$6.10	$7.10	$8.10	$9.10	$10.10	$11.10	$12.10	$13.10	$14.10
June 15, 2009	2.71	2.57	1.93	1.45	1.08	0.78	0.53	0.32	0.15	0.00
December 15, 2009	2.26	2.14	1.61	1.21	0.90	0.65	0.44	0.27	0.12	0.00
June 15, 2010	1.80	1.71	1.29	0.97	0.72	0.52	0.35	0.22	0.10	0.00
December 15, 2010	1.35	1.28	0.97	0.73	0.54	0.39	0.26	0.16	0.07	0.00
June 15, 2011	0.90	0.86	0.64	0.48	0.36	0.26	0.18	0.11	0.05	0.00
December 15, 2010	0.45	0.43	0.32	0.24	0.18	0.13	0.09	0.05	0.02	0.00
June 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

The Stock Prices and Additional Common Stock amounts set forth above are based upon a Common Stock price of $5.92 and an initial Conversion Price of approximately $7.05.

If the exact Stock Price and Effective Date are not set forth on the table above and the Stock Price is:

(A) between two Stock Prices on the table or the Effective Date is between two dates on the table, the number of shares of Additional Common Stock will be determined by straight-line interpolation between the number of shares of Additional Common Stock set forth for the higher and lower Stock Price and the two Effective Dates, as applicable, based on a 365-day year;

(B) in excess of $14.10 per share (subject to adjustment), the conversion rate will not be increased and no shares of Additional Common Stock will be issued upon conversion; or

(C) less than $5.92 per share (subject to adjustment), the conversion rate will not be increased and no shares of Additional Common Stock will be issued upon conversion.

Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 16.8944 per share of Series B Preferred Stock, subject to adjustments in the same manner as the Conversion Price in Section 7(d).

The Company shall provide notice to all Holders and to the Trustee of the adjustment to the Conversion Price to include the Additional Common Stock within two (2) days of the date of determination of the amount of Additional Common Stock to be received upon conversion. The Company must also provide notice to all Holders and to the Trustee upon the effectiveness of such Fundamental Change. Holders may surrender Series B Preferred Stock for conversion and receive the Additional Common Stock pursuant to this Section at any time from and after the date which is 15 days prior to the anticipated Effective Date of such Fundamental Change until and including the date which is 15 days after the actual Effective Date.

The term “Fundamental Change” generally will be deemed to occur at such time as:

•

the Company consolidates with or merges with or into another person (other than its subsidiary) and its outstanding voting securities are reclassified into, converted for or converted into the right to receive any other property or security, or the Company sells, conveys, transfers or leases all or substantially all of its properties and assets to any person (other than its subsidiary); provided that none of these circumstances will be a fundamental change if persons that beneficially own the Company’s voting securities immediately prior to the transaction own, directly or indirectly, a majority of the voting securities of the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of the Company’s voting securities immediately prior to the transaction;

•

any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, whether or not applicable), other than the Company or any of its subsidiaries or any employee benefit plan of it or such subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of the Company’s capital stock then outstanding and entitled to vote generally in elections of directors; or

•

during any period of 12 consecutive months after the date of original issuance of the Series B Preferred Stock, persons who at the beginning of such 12 month period constituted the Company’s Board of Directors, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising its Board of Directors who were either members of the Board of Directors at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the Company’s Board of Directors.

However, a Fundamental Change will not be deemed to have occurred in the case of a merger or consolidation described in the first bullet point of this definition if (i) 90% or more of the consideration in the aggregate paid for Common Stock (and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation consists of common stock of a United States company traded on a national securities exchange (or which will be so traded or quoted when issued or exchanged in connection with such transaction) and (ii) the market capitalization of the company acquiring the Common Stock is equal to or greater than $500 million on the Trading Day immediately preceding the day on which such merger or consolidation is publicly announced.

(m) [Reserved].

(n) (i) On or prior to June 15, 2012, the Company may at any time, by providing not less than 15 nor more than 30 days’ notice, cause the Series B Preferred Stock to be mandatorily converted at the applicable Conversion Rate (a “Mandatory Conversion”); provided that the Company may exercise this right only if the Daily VWAP of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days, ending on the Trading Day prior to the date the Company gives notice of its election to call a Company Forced Conversion (by press release as described in Section 5(ii) hereof), equals or exceeds 150% of the Conversion Price on each such Trading Day.

(ii) To exercise its right to call a Mandatory Conversion, the Company must issue a press release prior to the close of business on the first Trading Day following any date on which the conditions described in Section 7(n)(i) hereof are met, announcing such election to call a Mandatory Conversion. The Company will also post notice (the “Mandatory Conversion Notice”) with DTC and provide a copy of such notice to the Transfer Agent on the date of the press release and will give notice by mail or by publication (with subsequent prompt notice by mail) to the Holders (not more than seven Business Days after the date of the press release) of the election to call a Mandatory Conversion. The Company Forced conversion date will be a date selected by the Company (the “Mandatory Conversion Date”) and will be no more than 30 days or less than 15 days after the date on which the Company issues the press release described in this Section 7(n)(ii).

(iii) In addition to any information required by applicable law or regulation, the press release and Mandatory Conversion Notice described in this Section 7(n) shall state, as appropriate:

(a) the Mandatory Conversion Date;

(b) the Conversion Rate;

(c) the number of shares of Series B Preferred Stock to be converted; and

(d) that dividends on the Series B Preferred Stock to be converted will cease to accumulate on the Mandatory Conversion Date.

(iv) The Company may only exercise the Mandatory Conversion option if (a) it has sufficient shares of Common Stock available for issuance upon conversion of the Series B Preferred Stock called for Mandatory Conversion or it is able to make any cash payment that it would be required to make upon conversion of the Series B Preferred Stock called for Mandatory Conversion as described in Section 7(p) and (b) during the one-year period following the last day or original issuance of the Series B Preferred Stock, a shelf registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock (including any Additional Shares issuable pursuant to Section 7(n)(v), if applicable) has been filed by the Company and been declared effective by the Commission or is automatically effective and is available for use, and the Company expects such shelf registration statement to remain effective and available for use from the date of the notice of Mandatory Conversion until thirty (30) days following the date of the Mandatory Conversion.

(v) On and after the Mandatory Conversion Date, dividends shall cease to accumulate on the Series B Preferred Stock to be converted, all rights of Holders of such Series B Preferred Stock shall terminate and all outstanding shares of Series B Preferred Stock shall automatically convert at the applicable Conversion Rate. The dividend payment with respect to the Series B Preferred Stock for which a Mandatory Conversion Date occurs during the period between the close of business on any Dividend Record Date to the close of business on the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holder of such share on such Dividend Record Date. Except as provided in the immediately preceding sentence, with respect to a Mandatory Conversion, no payment or adjustment will be made upon conversion of Series B Preferred Stock for accumulated and unpaid dividends or for dividends with respect to the Common Stock issued upon such conversion.

(vi) If the Company elects to mandatorily convert some or all of the Series B Preferred Stock prior to June 15, 2012, the Company will be required to make an additional payment (an “Additional Payment”) on the Series B Preferred Stock on the Mandatory Conversion Date. The Additional Payment with respect to the Series B Preferred Stock subject to Mandatory Conversion will be payable in cash, shares of Common Stock or a combination thereof at the Company’s option and shall be equal to the total value of the aggregate amount of dividends that would have accrued and become payable on such Series B Preferred Stock from June 15, 2009 through and including June 15, 2012, less any dividends already paid on the Series B Preferred Stock.

The notice of the mandatory conversion shall also state the amount of the Additional Payment and whether the Additional Payment shall be payable in cash, shares of Common Stock or a combination of cash and shares of

Common Stock and, if payable all or in part in Common Stock, the method of calculating the amount of the Common Stock to be delivered upon the Mandatory Conversion Date as provided in the next paragraph.

The Company may elect to pay the Additional Payment by delivery of shares of Common Stock if and only if the following conditions shall have been satisfied:

(a) The shares of Common Stock deliverable in payment of the Additional Payment shall have a fair market value as of the Mandatory Conversion Date of not less than the Additional Payment. For purposes of this Section, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 97.5% of the average of the 5-day VWAP of the Common Stock for the five consecutive Trading Days immediately succeeding the Trading Day on which the Company provides notice of the Mandatory Conversion and specifies that it will pay all or a portion of the Additional Payment in shares of Common Stock;

(b) Payment of the Additional Payment may not be made in Common Stock unless such stock is, or shall have been, approved for listing on the New York Stock Exchange prior to the repurchase date; and

(c) All shares of Common Stock which may be issued upon a Mandatory Conversion will be issued out of the Company’s authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights.

In connection with the Mandatory Conversion, no fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of the Series B Preferred Stock. If any fractional share of stock otherwise would be issuable upon the conversion of the Series B Preferred Stock, the Company shall make a payment therefore in cash to the holder of the Series B Preferred Stock based on the current market value of the Common Stock. The current market value of a share of Common Stock shall be the Closing Sale Price on the first Trading Day immediately preceding the day on which the Series B Preferred Stock (or a specified portion thereof) is deemed to have been converted. If more than one share is being mandatorily converted with respect to the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock held by such holder.

If all of the conditions set forth in this Section are not satisfied in accordance with the terms thereof, the Additional Payment shall be paid by the Company only in cash.

If the Company elects to effect a Mandatory Conversion Notice in respect of fewer than all the Series B Preferred Stock, the Mandatory Conversion Notices relating to such Mandatory Conversion collectively shall identify the amount of Series B Preferred Stock to be converted. In case any Series B Preferred Stock is to be converted in part only, the Mandatory Conversion Notice relating thereto shall state the portion of the principal amount thereof to be converted and shall state that on and after the date fixed for conversion, upon surrender of such Series B Preferred Stock, a new certificate of Series B Preferred Stock for the number of shares equal to the portion thereof not converted will be issued. In the case where the Company elects to effect a Mandatory Conversion in respect of any portion of the Series B Preferred Stock evidenced by the Global Certificate, the beneficial interests in the Global Certificate to be subject to such Mandatory Conversion shall be selected by the Depositary in accordance with the applicable standing procedures of the Depositary’s book-entry conversion program, and in connection with such Mandatory Conversion the Depositary shall arrange in accordance with such procedures for appropriate endorsements and transfer documents, if required by the Company or the Transfer Agent or conversion agent, and payment of any transfer taxes if required pursuant hereunder.

(o) If the Company fails to pay the full amount of any quarterly dividend on the Series B Preferred Stock, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 + (D/VWAP)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately after the ex-dividend date for such distribution;

VWAP = the “10-day VWAP” (as defined below); and

D = the total amount of such quarterly dividend on the Series B Preferred Stock, less any amount with respect to such quarterly dividend that is paid to the holders of such Series B Preferred Stock on the relevant dividend payment date.

The “10-day VWAP” shall equal the average of the daily volume weighted average price of the Common Stock on the national securities exchange on which the Common Stock is listed or quoted for trading as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) for the 10 Trading Days from and including the date immediately following the respective dividend payment date for which the Company failed to pay the full amount of the quarterly dividend.

An adjustment to the Conversion Rate made pursuant to this section shall become effective on the date immediately succeeding the respective quarterly dividend date.

(p) Notwithstanding the right of the holders to convert Series B Preferred Stock into shares of Common Stock, the Company shall not be obligated to issue any shares of Common Stock upon conversion of the Series B Preferred Stock, and no holder shall be entitled to receive any shares of Common Stock if, but only to the extent, the issuance of such shares of Common Stock (together with all shares of Common Stock the Company has previously issued upon conversion of the Series B Preferred Stock) would equal or exceed 12,895,907 shares (the “Exchange Cap”) until the Company has received the shareholder approval described below. In the event that the Company is prohibited from issuing any shares of Common Stock upon conversion of the Series B Preferred Stock pursuant to the preceding sentence for which a notice of conversion has been received, holders of Series B Preferred Stock shall be entitled to receive a cash payment upon conversion of the Series B Preferred Stock, in lieu of the shares of Common Stock such holder would otherwise be entitled to receive, upon such conversion equal the product of: (a) the number of shares of Common Stock for which the Company was unable to issue Common Stock and (b) the 5-day VWAP for the first 5 consecutive Trading Days from and including the second Trading Day after the conversion date. The Company shall notify holders of its method for settling its conversion obligation related to any conversion no later than the close of business on the Trading Day immediately following the day the Series B Preferred Stock has been submitted for conversion. Failure to deliver such notice shall not affect the legality or validity of any such conversion.

If multiple holders of Series B Preferred Stock tender their shares for conversion on the same conversion date such that the Company is only able to issue shares of Common Stock upon conversion for a portion of such tendered shares, the Transfer Agent will select which shares will be converted into shares of Common Stock and which shares will be converted into cash as provided above by lot, on a pro rata basis or in accordance with any other method the Transfer Agent considers fair and appropriate.

To the extent the Company is not permitted to deliver cash upon conversion of Series B Preferred Stock during a time when such cash conversion would otherwise be required (whether due to applicable laws or the terms of our outstanding agreements, including the Line of Credit) (a “Conversion Default”), the Series B Preferred Stock tendered for conversion will remain outstanding and holders of shares of Series B Preferred Stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable (“Parity Preferred”)) will be entitled to vote for the election of two additional directors to serve on the Company’s Board of Directors (the “Cash Payment Directors”), until such time as the Company is able to convert the Series B Preferred Stock into shares of Common Stock or to pay cash upon conversion for any Series B Preferred Stock tendered for conversion pursuant to the terms of this Section 7(p); provided that the election of any such Cash Payment Directors will not cause the Company to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. In addition, our Board of Directors will, at no time, include more than two directors consisting of any combination of Cash Payment Directors or Preferred Directors.

The Cash Payment Directors will be elected by a plurality of the votes cast in the election for a one-year term and each Cash Payment Director will serve until his or her successor is duly elected and qualifies or until such Cash Payment Director’s right to hold the office terminates, whichever occurs earlier, subject to such Cash Payment Director’s earlier death, disqualification or removal. The election will take place at (i) either (a) a special meeting called in accordance with the paragraph below if the request is received more than 75 days before the date fixed for the Company’s next annual or special meeting of stockholders or (b) the next annual or special meeting of stockholders if the request is received within 75 days of the date fixed for the Company’s next annual or special meeting of stockholders, and (ii) at each subsequent annual meeting of stockholders, or special meeting held in place thereof, until such time as the Company is able to convert the Series B Preferred Stock into shares of its Common Stock or pay cash upon conversion for any Series B Preferred Stock.

At any time when such voting rights shall have vested, a proper officer of the Company shall call or cause to be called, upon written request of holders of record of at least 15% of the outstanding shares of Series B Preferred Stock and Parity Preferred, a special meeting of the holders of Series B Preferred Stock and each class or series of Parity Preferred by mailing or causing to be mailed to such holders a notice of such special meeting to be held not fewer than ten or more than 45 days after the date such notice is given. The record date for determining holders of the Series B Preferred Stock and Parity Preferred entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such annual or special meeting, all of the holders of the Series B Preferred Stock and Parity Preferred, by plurality vote, voting together as a single class without regard to class or series will be entitled to elect two directors on the basis of one vote per $100.00 of liquidation preference to which such Series B Preferred Stock and Parity Preferred are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Series B Preferred Stock and Parity Preferred voting as a single class then outstanding, present in person or by proxy, will constitute a quorum for the election of the Cash Payment Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series B Preferred Stock and the Parity Preferred shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Series B Preferred Stock and Parity Preferred voting as a single class present in person or by proxy shall have the power to adjourn the meeting for the election of the Cash Payment Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Conversion Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series B Preferred Stock and the Parity Preferred that would have been entitled to vote at such special meeting.

If and when the Company is able to convert the Series B Preferred Stock into shares of its Common Stock or pay cash upon conversion of the Series B Preferred Stock, the right of the holders of Series B Preferred Stock and the Parity Preferred to elect such additional two directors shall immediately cease (subject to revesting in the event of each and every Conversion Default), and the term of office of each Cash Payment Director so elected shall immediately terminate and the entire Board of Directors shall be reduced accordingly. Any Cash Payment Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series B Preferred Stock and the Parity Preferred entitled to vote thereon when they have the voting rights set forth in this Section 7(p) (voting as a single class). So long as a Conversion Default shall continue, any vacancy in the office of a Cash Payment Director may be filled by written consent of the Cash Payment Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series B Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Preferred); provided that the filling of each vacancy will not cause the Company to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. Each of the Preferred Directors shall be entitled to one vote on any matter. Within one Trading Day of the date on which the Company is again able to convert Series B Preferred Stock into either Common Stock or cash as described in this Section 7(p), the Company will (i) give notice of such ability to convert Series B Preferred Stock into either Common Stock or cash as described in this Section, (ii) give notice of such ability to convert by mail or by publication (with subsequent prompt notice by mail) to holders of the Series B Preferred Stock and (iii) post such notice with DTC and provide a copy of such notice to the Transfer Agent.

The Company hereby agrees that, as promptly as practicable after the first date of original issuance of the Series B Preferred Stock (but in no event later than 90 days after such date), it will use commercially reasonable efforts to hold a meeting of its shareholders for the approval of the issuance of all shares of Common Stock potentially issuable upon conversion of the Series B Preferred Stock such that the issuance of such shares can be made in accordance with the rules of the New York Stock Exchange, including Rule 312.03 of the Listed Company Manual thereof. In connection with such meeting, the Company agrees to provide each shareholder with a proxy statement and shall use its reasonable best efforts to solicit the approval of its shareholders of such proposal. If the Company’s shareholders do not approve the issuance of all such shares of Common Stock upon conversion of the Series B Preferred Stock or if the Company does not have a vote for such approval within 90 days of the first date of original issuance of the Series B Preferred Stock, then the dividend rate on the Series B Preferred Stock shall be increased by an annual rate of 3.0% of the liquidation preference for each share of Series B Preferred Stock from and including the earlier of (i) the date of such shareholder vote or (ii) the date that is 90 days from the first date of original issuance of the Series B Preferred Stock to, but excluding, the date on which the Company’s shareholders subsequently approve the issuance of all such shares of Common Stock upon conversion of the Series B Preferred Stock.

8. Ranking.

The Series B Preferred Stock will rank, with respect to distribution rights and rights upon our liquidation, winding-up or dissolution:

(a) junior to all of the Company’s existing and future debt obligations, including convertible or exchangeable debt securities;

(b) senior to the Company’s Common Stock and to any other of the Company’s equity securities that by their terms rank junior to the Series B Preferred Stock with respect to distribution rights or payments upon the Company’s liquidation, winding-up or dissolution;

(c) on a parity with other series of the Company’s Series B Preferred Stock or other equity securities that the Company may later authorize and that by their terms are on a parity with the Series B Preferred Stock; and

(d) junior to any equity securities that the Company may later authorize and that by their terms rank senior to the Series B Preferred Stock.

While any shares of Series B Preferred Stock are outstanding, the Company may not authorize or issue any equity securities that rand senior to the Series B Preferred Stock without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Stock then outstanding.

9. Voting Rights.

(a) Holders of the Series B Preferred Stock shall not have any voting rights, except as set forth in this Section 9.

(b) Whenever dividends on any shares of Series B Preferred Stock shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a “Preferred Dividend Default”), the holders of such

Series B Preferred Stock (voting together as a single class with all other classes or series of Parity Preferred), shall be entitled to vote for the election of a total of two additional directors of the Company (the “Preferred Directors”) until all dividends accumulated on such Series B Preferred Stock and Parity Preferred for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment; provided that the election of any such directors will not cause the Company to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that the Board of Directors will, at no time, include more than two directors consisting of any combination of Preferred Directors or Cash Payment Directors. In such case, the entire Board of Directors will be increased by two directors.

(c) The Preferred Directors will be elected by a plurality of the votes cast in the election for a one-year term and each Preferred Director will serve until his or her successor is duly elected and qualifies or until such Preferred Director’s right to hold the office terminates, whichever occurs earlier, subject to such Preferred Director’s earlier death, disqualification or removal. The election will take place at (i) either (a) a special meeting called in accordance with Section 9(d) below if the request is received more than 75 days before the date fixed for the Company’s next annual or special meeting of stockholders or (b) the next annual or special meeting of stockholders if the request is received within 75 days of the date fixed for the Company’s next annual or special meeting of stockholders, and (ii) at each subsequent annual meeting of stockholders, or special meeting held in place thereof, until all such dividends in arrears on the Series B Preferred Stock and each such class or series of outstanding Parity Preferred have been paid in full. A dividend in respect of Series B Preferred Stock shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior quarterly dividend periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.

(d) At any time when such voting rights shall have vested, a proper officer of the Company shall call or cause to be called, upon written request of holders of record of at least 15% of the outstanding shares of Series B Preferred Stock and Parity Preferred, a special meeting of the holders of Series B Preferred Stock and each class or series of Parity Preferred by mailing or causing to be mailed to such holders a notice of such special meeting to be held not fewer than ten or more than 45 days after the date such notice is given. The record date for determining holders of the Series B Preferred Stock and Parity Preferred entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such annual or special meeting, all of the holders of the Series B Preferred Stock and Parity Preferred, by plurality vote, voting together as a single class without regard to class or series will be entitled to elect two directors on the basis of one vote per $100.00 of liquidation preference to which such Series B Preferred Stock and Parity Preferred are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Series B Preferred Stock and Parity Preferred voting as a single class then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series B Preferred Stock and the Parity Preferred shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Series B Preferred Stock and Parity Preferred voting as a single class present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series B Preferred Stock and the Parity Preferred that would have been entitled to vote at such special meeting.

(e) If and when all accumulated dividends on such Series B Preferred Stock and all classes or series of Parity Preferred for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, the right of the holders of Series B Preferred Stock and the Parity Preferred to elect such additional two directors shall immediately cease (subject to revesting in the event of each and every Preferred Dividend Default), and the term of office of each Preferred Director so elected shall immediately terminate and the entire Board of Directors shall be reduced accordingly. Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series B Preferred Stock and the Parity Preferred entitled to vote thereon when they have the voting rights set forth in Section 9(b) (voting as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series B Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Preferred); provided that the filling of each vacancy will not cause the Company to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. Each of the Preferred Directors shall be entitled to one vote on any matter.

(f) So long as any shares of Series B Preferred Stock remain outstanding, the affirmative vote or consent of the holders of two-thirds of the shares of Series B Preferred Stock and each other class or series of preferred stock ranking on parity with the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company upon which like voting rights have been conferred outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting as a single class) will be required to: (i) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company or reclassify any authorized shares of capital stock of the Company into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock; or (ii) amend, alter or repeal the provisions of the Certificate of Incorporation or the terms of the Series B Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series B Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Series B Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events set forth in (ii) above. In addition, if the holders of the Series B Preferred Stock receive the greater of the full trading price of the Series B Preferred Stock on the date of an Event set forth in (ii) above or the $100.00 liquidation preference per share of the Series B Preferred Stock pursuant to the occurrence of any of the Events set forth in (ii) above, then such holders shall not have any voting rights with respect to the Events set forth in (ii) above. Holders of shares of Series B Preferred Stock shall not be entitled to vote with respect to: (a) any increase in the total number of authorized shares of Common Stock or Series B Preferred Stock of the Company, or (b) any increase in the number of authorized shares of Series B Preferred Stock or the creation or issuance of any other class or series of capital stock, or (c) any increase in the number of authorized shares of any other class or series of capital stock, in each case referred to in clause (a), (b) or (c) above ranking on parity with or junior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company. Except as set forth herein, holders of the Series B Preferred Stock shall not have any voting rights with respect to, and the consent of the holders of the Series B Preferred Stock shall not be required for, the taking of any corporate action, including an Event, regardless of the effect that such corporate action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series B Preferred Stock.

(g) Without the consent of the holders of the Series B Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole, the Company may amend, alter, supplement, or repeal any terms of the Series B Preferred Stock for the following purposes:

•

to cure any ambiguity, or to cure, correct, or supplement any provision contained in the certificate of designation for the Series B Preferred Stock that may be ambiguous, defective, or inconsistent, so long as such change does not adversely affect the rights of any holder of Series B Preferred Stock, or

•

to make any provision with respect to matters or questions relating to the Series B Preferred Stock that is not inconsistent with the provisions of the certificate of designations for the Series B Preferred Stock, so long as such change does not adversely affect the rights of any holder of Series B Preferred Stock.

(h) The foregoing voting provisions of this Section 9 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(i) In any matter in which the Series B Preferred Stock may vote (as expressly provided herein), each share of Series B Preferred Stock shall be entitled to one vote per $100.00 of liquidation preference. Where the holders of the Series B Preferred Stock are entitled to vote as a class with holders of any other class or series of preferred stock having similar voting rights that are exercisable, each class or series shall have the number of votes proportionate to the aggregate liquidation preference of its outstanding shares.

10. [Reserved].

11. Record Holders. The Company and the Transfer Agent may deem and treat the record holder of any shares of Series B Preferred Stock as the true and lawful owner thereof for all purposes and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.

12. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Company as contemplated in Section 7(b) hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this resolution) with postage prepaid, addressed, if to the Company, to its offices at 2180 Rutherford Road, Carlsbad, California 92008 (Attention: Corporate Secretary) or to an agent of the Company designated as permitted by this certificate, or, if to any holder of the Series B Preferred Stock, to such holder at the address of such holder of the Series B Preferred Stock as listed in the Company’s stock records or to such other address as the Company or holder, as the case may be, shall have designated by notice similarly given.

13. Global Series B Preferred Stock. So long as the shares of Series B Preferred Stock are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all shares of Series B Preferred Stock that are so eligible may be represented by a Series B Preferred Stock certificate in global form (the “Global Certificate”) registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in the Global Certificate shall be effected through the Depositary in accordance with this Certificate and the procedures of the Depositary therefor.

The Shares of Series B Preferred Stock will initially be represented by one or more Global Certificates. Transfers of interests in a Global Certificate will be made in accordance with the standing instructions and procedures of the Depository and its participants. The Transfer Agent shall make appropriate endorsements to reflect increases or decreases in the Global Certificate as set forth on the face of the Global Certificate to reflect any such transfers.

Except as provided below, beneficial owners of an interest in a Global Certificate shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Certificates.

Notwithstanding any other provisions of this Certificate (other than the provisions set forth in this Section 13(c)), a Global Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee to a successor Depositary or a nominee of such successor Depositary.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Certificates. Initially, the Global Certificate shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with a custodian for Cede & Co.

If at any time the Depositary for a Global Certificate notifies the Company that it is unwilling or unable to continue as Depositary for such Global Certificate, the Company may appoint a successor Depositary with respect to such Global Certificate. If a successor Depositary for the Series B Preferred Stock is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Transfer Agent will authenticate and deliver, Series B Preferred Stock in certificated form, in an aggregate principal amount equal to the principal amount of the Global Certificate, in exchange for such Global Certificate.

Series B Preferred Stock in definitive form issued in exchange for all or a part of a Global Certificate pursuant to this Section 13 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. Upon execution and authentication, the Transfer Agent shall deliver such Series B Preferred Stock in certificated form to the Persons in whose names such Series B Preferred Stock in definitive form are so registered.

At such time as all interests in a Global Certificate have been redeemed, converted, exchanged, repurchased or canceled for Series B Preferred Stock in definitive form, or transferred to a transferee who receives Series B Preferred Stock in definitive form, such Global Certificate shall be, upon receipt thereof, canceled by the Transfer Agent in accordance with standing procedures and instructions existing between the custodian and Depositary. At any time prior to such cancellation, if any interest in a Global Certificate is exchanged for Series B Preferred Stock in certificated form, redeemed, converted, exchanged, repurchased by the Company or canceled, or transferred for part of a Global Certificate, the principal amount of such Global Certificate shall, in accordance with the standing procedures and instructions existing between the custodian and the Depositary, be reduced or increased, as the case may be, and an endorsement shall be made on such Global Certificate, by the Transfer Agent or the custodian, at the direction of the Transfer Agent, to reflect such reduction or increase.

14. Legends.

(a) Except as otherwise permitted by this Section 14, each Series B Preferred Stock certificate (including each Series B Preferred Stock certificate issued upon the transfer of any shares of Series B Preferred Stock) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The sale of this security has not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and accordingly, this security may not be offered or sold except as set forth in the following sentence. By its acquisition hereof, the holder agrees (1) that it will not within the later of (x) one year after the latest issue date of this security and (y) three months after it ceases to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the issuer, offer, resell, pledge or otherwise transfer the security evidenced hereby or the common stock issuable upon conversion of such security, except (a) to the issuer; (b) under a registration statement that has been declared effective under the Securities Act; (c) to a person the seller reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) that is purchasing for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); or (d) under any other available exemption from the registration requirements of the Securities Act; and (2) that it will, prior to any transfer of this security within the later of (x) one year after the latest issue date of this security and (y) three months after it ceases to be an affiliate (within the meaning of Rule 144 adopted under the Securities Act) of the issuer, furnish to the trustee and the issuer such certifications, legal opinions or other information as may be required pursuant to the certificate of designation to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.”

Except as otherwise permitted by this Section 14, each certificate for Common Stock issued upon the conversion of any Series B Preferred Stock, and each certificate issued upon the transfer of any such Common Stock, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The sale of this security has not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and accordingly, this security may not be offered or sold except as set forth in the following sentence. By its acquisition hereof, the holder agrees (1) that it will not within the later of (x) one year after the latest issue date of the Series B Preferred Stock upon the conversion of which this security was issued and (y) three months after it ceases to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the issuer, offer, resell, pledge or otherwise transfer the security evidenced hereby, except (a) to the issuer; (b) under a registration statement that has been declared effective under the Securities Act; (c) to a person the seller reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) that is purchasing for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); or (d) under any other available exemption from the registration requirements of the Securities Act; and (2) agrees that it will, prior to any transfer of this security within the later of (x) one year after the latest issue date of the Series B Preferred Stock upon the conversion of which this security was issued and (y) three months after it ceases to be an affiliate (within the meaning of Rule 144 adopted under the Securities Act) of the issuer, furnish to the transfer agent and the issuer such certifications, legal opinions or other information as may be required to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.”

(b) The restrictions imposed on the transferability of restricted Series B Preferred Stock set forth in the legend in Section 14(a) shall cease and terminate as to any particular shares of Series B Preferred Stock (i) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) when such securities are sold pursuant to Rule 144 or Rule 144A (or any similar provision then in force) under the Securities Act, or (iii) when such restrictions are no longer required or necessary in order to protect the Company against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder. Whenever such restrictions shall cease and terminate as to any shares of Series B Preferred Stock, the holder shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the legend set forth in this Section 14.

15. Form of Notice of Conversion; Form of Assignment.

(a) The following is the form of Conversion Notice to be set forth on the reverse of the Series B Preferred Stock certificate:

[FORM OF CONVERSION NOTICE]

CONVERSION NOTICE

To:

The undersigned registered owner of the Series B Preferred Stock hereby irrevocably exercises the option to convert the Series B Preferred Stock, or the portion hereof below designated, into shares of Common Stock in accordance with the terms of the Certificate of Designation, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Series B Preferred Stock representing any unconverted amount of shares hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of the Series B Preferred Stock not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:
Signature(s)

Signature Guarantee	Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Series B Preferred Stock to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Series B Preferred Stock if to be delivered, other than to and in the name of the registered holder:

Number of Shares to be
Name	converted (if less than all):

Street Address	Social Security or other
Taxpayer Identification Number

City, State and Zip Code

(b) The following is the form of Assignment to be set forth on the reverse of the Series B Preferred Stock certificate:

[FORM OF ASSIGNMENT]

ASSIGNMENT

For value received,                                                                                                  hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

the Series B Preferred Stock, and hereby irrevocably constitutes and appoints                                                                                                                                                                                                                           attorney to transfer the said Series B Preferred Stock on the books of the Company with full power of substitution in the premises.

Unless the appropriate box below is checked, the undersigned confirms that such Series B Preferred Stock is not being transferred to the Company or an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”).

☐	The transferee is an Affiliate of the Company

☐	The transferee is the Company

Dated:
Signature(s)

Signature Guarantee:

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Series B Preferred Stock to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the conversion notice, or the assignment must correspond with the name as written upon the face of the Series B Preferred Stock in every particular without alteration or enlargement or any change whatever.

SECOND: This Certificate of Designations does not provide for an exchange, reclassification or cancellation of issued shares.

THIRD: The date of adoption of this Certificate of Designations was June 9, 2009.

FOURTH: This Certificate of Designations was duly adopted by the Board of Directors of the Company.

FIFTH: No stockholder action was required.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this certificate to be signed and attested this 12th day of June, 2009.

CALLAWAY GOLF COMPANY

By:	/s/ Brian P. Lynch
	Name:	Brian P. Lynch
	Title:	Vice President and Corporate Secretary

Attest:

/s/ Bradley J. Holiday
Name:	Bradley J. Holiday
Title:	Senior Executive Vice President and Chief Financial Officer

[Certificate of Designations]

Callaway Golf Company
Special Meeting of Shareholders
Thursday, September 10, 2009
9:00 a.m. PDT

N
W
E
S

78
College Blvd.
Faraday Ave.
Priestly Dr.
San Marcos Blvd.
(turns into Palomar Airport Rd.)
15
5
Callaway Golf Company
2180 Rutherford Road
760/931-1771
Aston Ave.
Rutherford Road
Pascal Ct
El Camino Real
College Blvd.
Hidden Valley
Palomar Airport
Palomar Airport Road

<u>From Interstate 5:</u>
Exit Palomar Airport Road
Go East on Palomar Airport Road to College Blvd.
Turn left onto College Blvd.
Turn right onto Aston Avenue
Turn right onto Rutherford Road
Turn left into parking lot at 2180 Rutherford Road

APPENDIX B

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

CALLAWAY GOLF COMPANY

INTERNET

http://www.proxyvoting.com/ely

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

56437

Ú FOLD AND DETACH HERE Ú

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

Please mark your votes as indicated in this example ☒

		FOR	AGAINST	ABSTAIN
1.	Approve the issuance of the shares of the Company’s common stock issuable upon conversion of the Company’s 7.50% Series B Cumulative Perpetual Convertible Preferred Stock that equals or exceeds 20% of the voting power or the number of shares of the Company’s common stock outstanding immediately prior to the original issuance of preferred stock.	☐	☐	☐

In their discretion Steven C. McCracken and Brian P. Lynch, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders to be held September 10, 2009 and the Proxy Statement furnished with this card.

Will Attend Meeting ☐	YES

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the availability of proxy materials for the Shareholder Meeting to be held on September 10, 2009:

Our Proxy Statement for the Special Meeting of Shareholders is available at:

www.callawaygolf.com/2009specialmeeting

Ú FOLD AND DETACH HERE Ú

CALLAWAY GOLF COMPANY

The undersigned shareholder of CALLAWAY GOLF COMPANY hereby appoints STEVEN C. McCRACKEN and BRIAN P. LYNCH, or either of them, proxies of the undersigned, each with full power to act without the other and with the power of substitution, to represent the undersigned at the Special Meeting of Shareholders of Callaway Golf Company to be held at Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008 at 9:00 a.m. (PDT), and at any adjournments or postponements thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting.

THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BUT NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” ALL OTHER PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side)

56437

APPENDIX C

July 29, 2009

TO:	PARTICIPANTS IN THE CALLAWAY GOLF COMPANY
EMPLOYEE STOCK PURCHASE PLAN AND EMPLOYEE STOCK OPTION PLANS

The Company has issued shares of Callaway Golf Company Common Stock to a Grantor Stock Trust to fund benefits under, among other things, the above referenced stock plans. The Grantor Stock Trust will be entitled to vote 1,178,050 shares at the 2009 Special Meeting of Shareholders. As a participant this past year in one or more of the stock plans, you have certain rights to direct the voting of these shares. Your voting rights are based upon the number of unexercised options you hold under the stock option plans and/or shares you purchased during the last twelve months under the Employee Stock Purchase Plan.

To exercise your voting rights, please complete the enclosed green Voting Instruction Card. It directs the Trustee, Union Bank, how to vote. YOU MUST RETURN THE VOTING INSTRUCTION CARD TO THE TRUSTEE USING THE ENCLOSED RETURN ENVELOPE PRIOR TO THE SPECIAL MEETING, WHICH WILL BE HELD ON SEPTEMBER 10, 2009, IN ORDER TO EXERCISE YOUR VOTING RIGHTS UNDER THE TRUST. THE TRUSTEE, HOWEVER, CANNOT GUARANTEE THAT VOTING INSTRUCTIONS RECEIVED AFTER SEPTEMBER 4, 2009 WILL BE COUNTED. IF YOUR VOTING INSTRUCTIONS ARE NOT RECEIVED ON OR PRIOR TO SEPTEMBER 4, 2009, THE SHARES FOR WHICH YOU HAD THE RIGHT TO DIRECT THE VOTE WILL BE VOTED IN PROPORTION TO THE WAY THE OTHER SHARES ARE DIRECTED, EXCEPT AS MAY OTHERWISE BE REQUIRED BY LAW.

Your Board of Directors recommends a vote “FOR” Proposal No. 1, which is “FOR” the approval of the issuance of the shares of the Company’s common stock issuable upon conversion of the Company’s 7.50% Series B Cumulative Perpetual Convertible Preferred Stock that equals or exceeds 20% of the voting power or the number of shares of the Company’s common stock outstanding immediately prior to the original issuance of the preferred stock.

You may receive more than one package of materials regarding the upcoming Special Meeting. For example, if as of July 24, 2009 you owned any shares of the Company’s Common Stock directly, you will receive a separate mailing related to these shares. YOU MUST SEPARATELY VOTE THE SHARES HELD BY YOU AS A SHAREHOLDER IN ACCORDANCE WITH THE INSTRUCTIONS YOU RECEIVE FOR THOSE SHARES.

If you need further assistance, please contact Hina Patel or Jean Saidy at (760) 931-1771.

Sincerely,

/s/ George Fellows
George Fellows President and Chief Executive Officer

APPENDIX D

CALLAWAY GOLF COMPANY

Stock Plan Participant Voting Instruction Card

TO:	Union Bank,
Trustee of the Callaway Golf Company Grantor Stock Trust

With respect to the voting at the Special Meeting of Shareholders of Callaway Golf Company to be held on September 10, 2009, or any adjournment or postponement thereof, the undersigned participant in the Callaway Golf Company Stock Option Plans and/or Employee Stock Purchase Plan hereby directs Union Bank, as Trustee of the Callaway Golf Company Grantor Stock Trust, to vote all of the votes to which the undersigned is entitled to direct under the Trust in accordance with the following instructions:

THE VOTES TO WHICH THE UNDERSIGNED STOCK PLAN PARTICIPANT IS ENTITLED TO DIRECT UNDER THE TRUST WILL BE VOTED AS INSTRUCTED BELOW. IF A VOTING INSTRUCTION CARD IS SIGNED AND RETURNED BUT NO INSTRUCTIONS ARE INDICATED, SUCH VOTES WILL BE VOTED “FOR” PROPOSAL 1.

IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

(Continued and to be signed on other side)

1.	Approve the issuance of the shares of the Company’s common stock issuable upon conversion of the Company’s 7.50% Series B Cumulative Perpetual Convertible Preferred Stock that equals or exceeds 20% of the voting power or the number of shares of the Company’s common stock outstanding immediately prior to the original issuance of the preferred stock;

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, Steven C. McCracken and Brian P. Lynch, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders to be held September 10, 2009, and the Proxy Statement furnished herewith.

Signature

Please sign exactly as name appears hereon.

Date , 2009
PLEASE MARK, DATE, SIGN AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE TRUSTEE CANNOT GUARANTEE THAT INSTRUCTIONS RECEIVED AFTER SEPTEMBER 4, 2009 WILL BE COUNTED.